Exhibit 99.5

Consolidated Financial Statements

Years Ended December 31, 2023, 2022 and 2021

(this page is left intentionally blank)

Fentura Financial, Inc.

INDEPENDENT AUDITORS’ REPORT

March 19, 2024

Shareholders and Board of Directors
Fentura Financial, Inc.

Fenton, Michigan

Report on Audit of the Consolidated Financial Statements

Opinion

We have audited the accompanying consolidated financial statements of Fentura Financial, Inc. (the “Corporation”), which comprise the consolidated balance sheets as of December 31, 2023 and 2022, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2023, and the related notes (collectively, the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fentura Financial, Inc. as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the years in the three year period ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Fentura Financial, Inc., and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion on these consolidated financial statements.

Change in Accounting Principle

As described in Note 1 to the consolidated financial statements, in 2023 the Corporation adopted Accounting Standards Codification 326, Financial Instruments - Credit Losses. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Fentura Financial, Inc.’s ability to continue as a going concern within one year after the date of the consolidated financial statements are available to be issued.

Independent Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Fentura Financial, Inc.’s ability to continue as a going concern for a reasonable period of time.

Audit of Internal Control Over Financial Reporting

We also have audited, in accordance with attestation standards established by the American Institute of Certified Public Accountants, The State Bank’s, a wholly owned subsidiary of Fentura Financial, Inc., internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control - Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) relevant to internal reporting objectives for the express purposes of meeting the regulatory requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), and our report thereon dated March 28, 2024 expressed an unqualified opinion on the effectiveness of The State Bank’s internal control over financial reporting.

Consolidated Balance Sheets

(Dollars in thousands)

	December 31
	2023	2022
ASSETS
Cash and due from banks	$90,661	$57,844
Available-for-sale debt securities, at fair value	105,249	122,563
Held-to-maturity debt securities	878	1,171
Equity securities	1,488	1,315
Residential mortgage loans held-for-sale, at fair value	747	493
Gross loans	1,473,471	1,436,166
Less allowance for credit losses	15,400	13,000
Net loans	1,458,071	1,423,166
Premises and equipment, net	14,561	15,571
Federal Home Loan Bank stock	9,179	10,215
Corporate owned life insurance	27,466	26,697
Mortgage servicing rights	8,776	8,666
Accrued interest receivable	4,472	4,002
Goodwill	8,853	8,853
Other assets	8,551	8,307
Total assets	$1,738,952	$1,688,863
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest bearing demand	$423,019	$461,390
Interest bearing	971,163	871,493
Total deposits	1,394,182	1,332,883
Federal Home Loan Bank borrowings	180,000	202,000
Subordinated debentures	14,000	14,000
Other borrowings	4,500	6,350
Accrued interest payable and other liabilities	7,568	7,543
Total liabilities	1,600,250	1,562,776
Shareholders’ equity
Common stock, no par value; 10,000,000 shares authorized, 4,470,871 issued and outstanding (4,439,725 in 2022)	74,230	73,569
Retained earnings	74,309	63,044
Accumulated other comprehensive income (loss)	(9,837)	(10,526)
Total shareholders’ equity	138,702	126,087
Total liabilities and shareholders’ equity	$1,738,952	$1,688,863

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Income

(Dollars in thousands except per share amounts)

	Year Ended December 31
	2023	2022	2021
Interest income
Loans, including fees	$75,382	$56,610	$45,129
Investments
Taxable	1,624	1,767	1,285
Tax-exempt	233	270	311
Fed funds sold and other	2,442	573	185
Total interest income	79,681	59,220	46,910
Interest expense
Deposits	20,528	4,023	2,090
Borrowings	7,559	2,744	646
Total interest expense	28,087	6,767	2,736
Net interest income	51,594	52,453	44,174
Credit loss expense (reversal)	(58)	3,105	(180)
Net interest income, after credit loss expense (reversal)	51,652	49,348	44,354
Noninterest income
Service charges and fees	5,252	5,283	4,533
Net gain on sales of residential mortgage loans	619	725	5,032
Net gain on sales of commercial loans	321	—	—
Net mortgage servicing rights	110	830	1,595
Net change in fair value of equity investments	13	(116)	(30)
Net loss on sale of available-for-sale securities	—	—	(1)
Other	2,956	3,158	2,951
Total noninterest income	9,271	9,880	14,080
Noninterest expenses
Compensation and benefits	22,397	21,449	20,059
Professional services	3,424	2,946	3,065
Furniture and equipment	2,775	3,217	2,904
Occupancy	2,425	2,327	2,016
Data processing	2,159	1,551	2,271
Advertising and promotional	1,605	1,589	1,328
Loan and collection	1,230	1,574	1,293
Other	6,653	5,932	4,727
Total noninterest expenses	42,668	40,585	37,663
Income before income tax expense	18,255	18,643	20,771
Income tax expense	3,626	3,710	4,192
Net income	$14,629	$14,933	$16,579
Basic and diluted earnings per common share	$3.30	$3.38	$3.60

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

	Year Ended December 31
	2023	2022	2021
Net income	$14,629	$14,933	$16,579
Other comprehensive income
Unrealized gains (losses) on available-for-sale securities	1,424	(13,716)	(2,400)
Tax effect (1)	(299)	2,879	503
Reclassification of net realized losses on available-for-sale securities	—	—	1
Unrealized gains (losses) on available-for-sale securities, net of tax	1,125	(10,837)	(1,896)
Unrealized gains (losses) on cash flow hedges	(1,245)	1,149	356
Reclassification adjustment for net interest expense included in net income	693	34	307
Unrealized gains (losses) on cash flow hedges	(552)	1,183	663
Tax effect (1)	116	(247)	(138)
Unrealized gains (losses) on cash flow hedges, net of tax	(436)	936	525
Other comprehensive income (loss), net of tax	689	(9,901)	(1,371)
Comprehensive income	$15,318	$5,032	$15,208

(1) See Note 17 - Income Taxes for tax effect reconciliation.

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Shareholders’ Equity

(Dollars in thousands except per share amounts)

	Common Stock
	Common Shares Issued and Outstanding	Amount	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
January 1, 2021	4,694,275	$80,798	$34,324	$746	$115,868
Issuance of common shares under stock purchase and dividend reinvestment plans	22,527	558	—	—	558
Issuance of common shares under stock grant plan	9,827	—	—	—	—
Common shares vested under stock grant plan	—	76	—	—	76
Common shares forfeited under stock grant plan	(231)	(5)	—	—	(5)
Repurchase of common shares	(229,697)	(6,061)	—	—	(6,061)
Cumulative effect adjustment for change in accounting principle, net of tax impact (1)	—	—	301		301
Cash dividends paid ($0.32 per share)	—	—	(1,490)	—	(1,490)
Comprehensive income (loss)	—	—	16,579	(1,371)	15,208
December 31, 2021	4,496,701	$75,366	$49,714	$(625)	$124,455
Issuance of common shares under stock purchase and dividend reinvestment plans	20,493	523	—	—	523
Issuance of common shares under stock grant plan	9,245	—	—	—	—
Common shares vested under stock grant plan	—	123	—	—	123
Common shares forfeited under stock grant plan	(253)	(7)	—	—	(7)
Repurchase of common shares	(86,461)	(2,436)	—	—	(2,436)
Cash dividends paid ($0.36 per share)	—	—	(1,603)	—	(1,603)
Comprehensive income (loss)	—	—	14,933	(9,901)	5,032
December 31, 2022	4,439,725	$73,569	$63,044	$(10,526)	$126,087
Issuance of common shares under stock purchase and dividend reinvestment plans	22,811	498	—	—	498
Issuance of common shares under stock grant plan	8,871	—	—	—	—
Common shares vested under stock grant plan	—	175	—	—	175
Common shares forfeited under stock grant plan	(536)	(12)	—	—	(12)
Cumulative effect adjustment for change in accounting principle, net of tax impact (2)	—	—	(1,580)	—	(1,580)
Cash dividends paid ($0.40 per share)	—	—	(1,784)	—	(1,784)
Comprehensive income (loss)	—	—	14,629	689	15,318
December 31, 2023	4,470,871	$74,230	$74,309	$(9,837)	$138,702

(1)	Effective January 1, 2021, we elected to adopt the fair value measurement option for all MSR pursuant to FASB ASC 860 (“Transfers and Servicing”). This election resulted in a reclassification of $301 to retained earnings to reflect the difference between the fair value and the carrying amount of MSR, net of tax.

(2)	Effective January 1, 2023, we adopted ASU 2016-13 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This election resulted in a reclassification of $1,580 from retained earnings, net of tax.

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year Ended December 31
	2023	2022	2021
Cash flows from operating activities
Net income	$14,629	$14,933	$16,579
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation of premises and equipment	2,146	2,580	2,406
Net amortization on securities	448	692	744
Net change in the fair value of equity investments	(13)	116	30
Net mortgage servicing rights income	(110)	(830)	(1,595)
Amortization of core deposit intangible assets	303	430	270
Credit loss expense (reversal)	(58)	3,105	(180)
Residential mortgage loans originated for sale	(38,444)	(36,839)	(196,650)
Proceeds from sales of residential mortgage loans	38,804	43,990	223,681
Net gain on sales of residential mortgage loans	(619)	(725)	(5,032)
Commercial loans originated for sale	(6,335)	—	—
Proceeds from sales of commercial loans	6,656	—	—
Net gain on sales of commercial loans	(321)	—	—
Net losses on sales of foreclosed assets	—	37	—
(Increase) decrease in the fair value of foreclosed assets	12	—	(26)
Loss on sale of available-for-sale securities	—	—	1
Net gains on sales of premises and equipment	—	—	(57)
Increase in cash surrender value of corporate owned life insurance	(723)	(681)	(634)
Common shares vested under stock grant plan	175	123	76
Common shares forfeited under stock grant plan	(12)	(7)	(5)
Amortization of right-of-use assets	385	380	315
Deferred income tax expense (benefit)	(612)	(508)	2,049
Net change in:
Accrued interest receivable and other assets	(283)	(1,960)	630
Accrued interest payable and other liabilities	(618)	(4,853)	(3,073)
Net cash provided by operating activities	15,410	19,983	39,529

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Cash Flows (Continued)

(Dollars in thousands)

	Year Ended December 31
	2023	2022	2021
Cash flows from investing activities
Activity in available-for-sale securities
Sales	$—	$—	$255
Calls, maturities, and principal paydowns	18,298	25,214	27,875
Purchases	—	—	(84,659)
Calls, maturities, and principal paydowns of held-to-maturity securities	285	330	445
Purchases of equity investments	(160)	(175)	(174)
Purchases of corporate owned life insurance	(46)	(46)	(15,045)
Net loan principal (originations) collections	(37,033)	(336,679)	12,015
Proceeds from sales of foreclosed assets	—	53	—
Net (purchases) redemptions of Federal Home Loan Bank stock	1,036	(6,507)	—
Cash paid for acquisition, net of cash acquired	—	—	4,996
Net purchases of premises and equipment	(1,136)	(1,194)	(2,708)
Net cash (used in) provided by investing activities	(18,756)	(319,004)	(57,000)

Cash flows from financing activities
Net increase in deposits	61,299	104,585	60,153
Net advances (repayments) on line of credit	(1,850)	5,350	1,000
Net advances (repayments) from Federal Home Loan Bank	(22,000)	167,000	—
Proceeds from common stock issuance	498	523	558
Repurchase of common shares	—	(2,436)	(6,061)
Cash dividends paid on common stock	(1,784)	(1,603)	(1,490)
Net cash provided by (used in) financing activities	36,163	273,419	54,160
Net change in cash and cash equivalents	32,817	(25,602)	36,689
Cash and cash equivalents, beginning of year	57,844	83,446	46,757
Cash and cash equivalents, end of year	$90,661	$57,844	$83,446
Supplemental cash flows information:
Interest paid	$27,130	$6,263	$2,729
Income taxes paid	6,400	3,055	7,394
Supplemental noncash information:
Reclassifications of foreclosed loans to other real estate owned	$316	$—	$63
Lease liabilities arising from obtaining right-of-use assets	514	434	1,101
Acquisition:
Fair value of tangible assets acquired	$—	$—	$104,791
Goodwill and other intangible assets	—	—	7,604
Fair value of liabilities assumed	—	—	96,895
Net assets acquired	—	—	9,866

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands except per share amounts)

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

Glossary of Abbreviations and Acronyms

The following abbreviations and acronyms may be used throughout these Notes to Consolidated Financial Statements.

ACH: Automated Clearing House	FNMA: Federal National Mortgage Association
ACL: Allowance for credit losses	FRB: Federal Reserve Bank
AFS: Available-for-sale	GAAP: Generally Accepted Accounting Principles
AIR: Accrued interest receivable	HFS: Held-for-sale
ALLL: Allowance for loan losses	HTM: Held-to-maturity
AOCI: Accumulated other comprehensive income	IRA: Individual retirement account
ARRC: Alternative Reference Rates Committee	LIBOR: London Interbank Offered Rate
ASC: Accounting Standards Codification	MSR: Mortgage servicing rights
ASU: Accounting Standards Update	NASDAQ: National Association of Securities Dealers Automated Quotations
ATM: Automated teller machine	NOW: Negotiable order of withdrawal
BSBY: Bloomberg Short Term Bank Yield Index	NSF: Non-sufficient funds
CDI: Core deposit intangible	OCI: Other comprehensive income
CECL: Current expected credit losses	OIS: Overnight Index Swap
CET1: Common equity tier 1	OREO: Other real estate owned
COLI: Corporate owned life insurance	OTTI: Other-than-temporary impairment
DRIP: Dividend Reinvestment Plan	PPP: Paycheck Protection Program
EPS: Earnings Per Common Share	SAB: Staff Accounting Bulletin
ESOP: Employee Stock Ownership Plan	SBA: U.S. Small Business Administration
FASB: Financial Accounting Standards Board	SERP: Supplemental Executive Retirement Plan
FDIC: Federal Deposit Insurance Corporation	SOFR: Secured Overnight Funding Rate
FHLB: Federal Home Loan Bank	TLM: Troubled loan modifications
FHLLC: Fentura Holdings LLC	USDA: United States Department of Agriculture
FHLMC: Federal Home Loan Mortgage Corporation	YTD: Year-to-date

Nature of Operations and Principles of Consolidation

The consolidated financial statements include references to the “Corporation”, “Company”, “Fentura”, “we”, “our”, “us”, and similar terms refer to the consolidated entity consisting of Fentura Financial, Inc. (the “Parent”) and its subsidiaries. References to The State Bank or the “Bank” refer to Fentura Financial, Inc.’s subsidiary, The State Bank. Intercompany transactions and balances are eliminated in consolidation.

We provide banking and trust services principally to individuals, small businesses and governmental entities through our twenty community banking offices and one loan production center serving Bay, Genesee, Ingham, Jackson, Livingston, Oakland, Saginaw and Shiawassee Counties in central and southeastern Michigan. Our primary deposit products are checking, savings, and term certificate accounts, and our primary lending products are residential mortgage, commercial real estate, commercial, home equity, and consumer loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans are expected to be repaid from cash flows from operations of businesses. Real estate loans are secured by both residential and commercial real estate. Our exposure to credit risk is substantially affected by the economy in our market area and by changes in commercial real estate values. While the loan portfolio is substantially commercial based, we are not dependent on any single borrower.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and future results could differ. Significant estimates include but are not limited to the determination of the ACL, the fair values of residential mortgage loans held-for-sale and associated mortgage derivatives, MSR, credit impairment of securities, goodwill and the carrying value of deferred income taxes.

Cash and Cash Equivalents and Restrictions on Cash

Cash and cash equivalents, includes cash and deposits with other financial institutions that have an initial maturity of less than 90 days. We maintain deposits with other financial institutions that exceed federal deposit insurance coverage. Furthermore, federal funds sold are essentially uncollateralized loans to other financial institutions. We regularly evaluate the credit risk associated with the counterparties to these transactions and believes that we are not exposed to any significant credit risks on cash and cash equivalents.

As of December 31, 2023 and 2022, we had $6,073 and $5,786, respectively, in cash collateral on deposit with counterparties to interest rate swap transactions. Further information on our derivative instruments is included in Note 20.

Allowance for Credit Losses - Loans

In June 2016, FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU (as subsequently amended by ASU 2018-19) significantly changed how we measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard replaced the current “incurred loss” approach with an “expected loss” model. The new model, referred to as the CECL model, applies to financial assets subject to credit losses and measured at amortized cost, and certain off-balance sheet credit exposures. The standard also expands the disclosure requirements regarding our assumptions, models, and methods for estimating the ACL. In addition, we now need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. A reasonable and supportable economic forecast is a key component of the CECL methodology. Results for reporting periods beginning on January 1, 2023 are presented under CECL while prior period amounts continue to be reported in accordance with the incurred loss accounting standards.

The allowance for credit losses (“allowance”) is a valuation account that is deducted from, or added to, the loans’ amortized cost basis to present the net amount expected to be ultimately collected on the loans. Loan losses are charged-off against the allowance when management determines the loan balance to be uncollectible. Expected recoveries do not exceed the aggregate of amounts previously charged-off and expected to be charged-off. Cash received on previously charged-off amounts is recorded as a recovery to the allowance.

Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. We adjust for current and forecasted factors based on trends in delinquencies, trends in charge-offs and recoveries, trends in the volume of loans, changes in underwriting standards, trends in loan review findings, the experience and ability of lending staff, concentrations of credit and changes in the value of collateral.

Reasonable and supportable economic forecasts are incorporated in determining our expected credit losses. The forecast period represents the time frame from the current period end through the point in time that we can reasonably forecast and support entity and environmental factors that are expected to impact the performance of our loan portfolio. Ideally, the economic forecast period would encompass the contractual terms of all loans; however, the ability to produce a forecast that is considered reasonable and supportable becomes more difficult and may not be possible in later periods. Subsequent to the end of the forecast period, we revert to historical loan data based on an ongoing evaluation of each economic forecast in relation to then current economic conditions as well as any developing loan loss activity and resulting historical data. As of December 31, 2023, we used a two-year reasonable and supportable economic forecast period, with a reversion back to historical immediately following the two year forecasted period.

We are not required to develop and use our own economic forecast model and elected to utilize economic forecasts from our third party CECL provider that analyzes and develops forecasts of the economy for the entire United States on at least a quarterly basis.

The allowance is measured on a collective pool basis when similar risk characteristics exist. Loans with similar risk characteristics are grouped into homogenous segments, or pools, for analysis. After analyzing our loans, we determined the asset type or product type was the best pooling option that utilizes product-based call codes as the pooling / segmentations choice within the CECL model. Comparison of loan attributes and loss experience to peers was facilitated by this pooling choice.

After analyzing several prior periods, we concluded that the weighted-average rate methodology provided the most credible forecast representing our expectation for losses over the forecast period of three to five years forward, as compared to the most recent historical loss period of a three to five year lookback period. Lookback periods were determined individually for each loan portfolio loss pool, based on calculated weighted-average life.

We also consider expected credit losses associated with loan commitments over the contractual period in which we are exposed to credit risk on the underlying commitments, unless the obligation is unconditionally cancellable by us. Any allowance for off-balance sheet credit exposures is reported as an other liability on our Consolidated Balance Sheets and is increased or decreased through other noninterest expense on our Consolidated Statements of Income. No allowance is recognized if we have the unconditional right to cancel the obligation. The calculation includes consideration of the likelihood that funding will occur and then applying the expected credit loss as calculated using the weighted-average rate methodology for the corresponding balance sheet loan pool. Adjustments to the allowance are reported in the Consolidated Statements of Income as a component of credit loss expense.

Accrued interest receivable for loans is $4,641 at December 31, 2023 and is in included in accrued interest receivable on our Consolidated Balance Sheets. We elected not to measure an allowance for accrued interest receivable. We elected to reverse interest income for loans that are placed on nonaccrual status, which is generally when the loan becomes 120 days past due, or earlier if we believe the collection of interest is doubtful. We believe this election results in the timely reversal of uncollectible interest.

The allowance is a valuation account that is deducted from the loans amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged-off against the allowance when we believe the uncollectability of a loan balance is confirmed.

Troubled Loan Modifications

FASB issued ASU 2022-02, Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. This standard, which we adopted on January 1, 2023, eliminated the previous accounting guidance for troubled debt restructurings and added additional disclosure requirements for gross chargeoffs by year of origination. It also prescribes guidance for reporting modifications of loans to borrowers experiencing financial difficulty. Further information on our trouble loan modification activities is included in Note 4.

Debt Securities

Debt securities are classified as HTM and carried at amortized cost when we have the positive intent and the ability to hold them to maturity. Debt securities are classified as AFS when they might be sold before maturity. Debt securities AFS are carried at fair value, with unrealized holding gains and losses reported in OCI.

Allowance for Credit Losses - Held-to-Maturity Securities

Since the adoption of CECL, we measure credit losses on HTM debt securities on a collective basis by major security type with each type sharing similar risk characteristics, and consider historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. HTM debt securities are charged-off against the ACL when deemed uncollectible. Adjustments to the ACL are reported on our Consolidated Statements of Income in the provision for credit losses. We measure expected credit losses on HTM debt securities on a collective basis by major security type. Our HTM debt security portfolio consists of local municipal issued debt securities. The local municipalities are reviewed at least quarterly for credit worthiness. We utilize a third party vendor to provide a detailed credit write-up for our HTM debt securities. The third party vendor utilizes a proprietary scale between 1 and 8, whereas 1 is the strongest rating and 8 is the weakest rating assigned to a HTM debt security. All of our HTM debt securities were given a 1 rating as of December 31, 2023. At December 31, 2023 and at adoption of CECL on January 1, 2023, there was no ACL related to HTM debt securities. Accrued interest receivable on HTM debt securities totaled $7 at December 31, 2023 and is excluded from the estimate of credit losses.

Allowance for Credit Losses - Available-for-Sale Securities

As a result of the adoption of CECL, for AFS debt securities in an unrealized loss position, we determine whether we intend to sell or if it is more likely than not that we will be required to sell the security before recovery of the amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income with an allowance being established under CECL. Our AFS debt securities consist of multiple agency’s debt securities, as well as bank CD’s that have minimal credit quality risk, as they are guaranteed by the federal government or backed by FDIC insurance. These government backed AFS debt securities were not assessed for credit deterioration. Our population of AFS debt securities that are not agency backed are assessed for credit quality risk and they consist of debt securities issued by Municipalities. For AFS debt securities with unrealized losses not meeting these criteria, we evaluate whether any decline in fair value is due to credit loss factors. In making this assessment, we consider any changes to the rating of the security by rating agencies and adverse conditions specifically related to the issuer of the debt security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of the cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Changes in the ACL under ASU Topic 326-30 are recorded as provisions for credit loss expense. Losses are charged-off against the allowance when the collectability of an AFS debt security is confirmed or when either of the criteria regarding intent or requirement to sell is met. Any impairment that has not been recorded through an ACL is recognized in other comprehensive income, net of income taxes. he local municipalities are reviewed at least quarterly for credit worthiness. We utilize a third party vendor to provide a detailed credit write-up for our AFS debt securities that are not supported by the federal government or backed by FDIC insurance. The third party vendor utilizes a proprietary scale between 1 and 8, whereas 1 is the strongest rating and 8 is the weakest rating assigned to an AFS debt security. All of our AFS debt securities were given a 3 rating or better. At December 31, 2023 and at adoption of CECL on January 1, 2023, there was no ACL related to AFS debt securities. Accrued interest receivable on AFS debt securities totaled $272 at December 31, 2023 and is excluded from the estimate for credit losses.

Equity Securities

Equity securities with readily determinable fair values are carried on the balance sheet at those determinable fair values. Equity securities without readily determinable fair values are carried at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer (measurement alternative).

Interest income includes amortization or accretion of purchase premiums or discounts. Premiums and discounts on securities are amortized or accreted on the level-yield method without anticipating prepayments, except for mortgage-backed securities, where prepayments are anticipated. Premiums on callable securities are to be amortized and accreted to their earliest call date when the call feature is deemed to be likely. Gains and losses on sales are based on the amortized cost of the security sold.

Residential Mortgage Loans Held-for-Sale

Residential mortgage loans held-for-sale are recorded at fair value as of each balance sheet date. The fair value includes the servicing value of the loans as well as any accrued interest.

Mortgage loans held for sale are generally sold with servicing rights retained. The carrying value of mortgage loans sold is reduced by the amount allocated to the servicing right. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.

Originated Loans

Loans that we have the intent and ability to hold for the foreseeable future, or until maturity or payoff, are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an ACL. Loan origination fees are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on mortgage and commercial loans is discontinued and such loans are placed on nonaccrual status at the time the loan is 90 days delinquent unless the loan is well-secured and in the process of collection. Mortgage loans are charged-off at 180 days past due and commercial loans are charged-off to the extent principal or interest is deemed uncollectible. Consumer loans continue to accrue interest until they are charged-off (no later than 120 days past due unless the loan is in the process of collection). Past-due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include loans that are collectively evaluated to determine if the loan is well secured and in the process off collections..

All interest accrued but not received for loans placed on nonaccrual in the current year is reversed against interest income while interest accrued but not collected in prior years is reversed against the ACL. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Under the cost-recovery method, interest income is not recognized until the loan balance is reduced to zero. Under the cash-basis method, interest income is recorded when the payment is received in cash. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Acquired Loans

Purchased loans are recorded at fair value at the date of acquisition based on a discounted cash flow methodology that considered various factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and whether or not a discount rate reflecting our assessment of risk is inherent in the cash flow estimates. These cash flow evaluations are inherently subjective as they require material estimates, all of which may be susceptible to significant change.

Purchased credit impaired loans are accounted for in accordance with the provisions of FASB ASC Subtopic 310-30, “Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality” (“ASC 310-30”). The cash flows expected to be collected on purchased loans are estimated based upon the expected remaining life of the underlying loans, which includes the effects of estimated prepayments. Purchased loans are considered credit impaired if there is evidence of credit deterioration at the date of purchase and if it is probable that not all contractually required payments will be collected. Purchased credit impaired loans are not classified as nonperforming assets as the loans are considered performing under ASC 310-30. Interest income, through accretion of the difference between the carrying value of the loans and the expected cash flows is recognized on all purchased loans accounted for under ASC 310-30. Expected cash flows are re-estimated quarterly for all loans accounted for under ASC 310-30. A decline in the present value of current expected cash flows compared to the previously estimated expected cash flows, due in any part to change in credit, is referred to as credit impairment and recorded as provision for loan losses during the period. Declines in the present value of expected cash flows only from the expected timing of such cash flows is referred to as timing impairment and recognized prospectively as a decrease in yield on the loan. Improvement in expected cash flows is recognized prospectively as an adjustment to the yield on the loan once any previously recorded impairment is recaptured. Accelerated discounts on acquired loans result from the accelerated recognition of a portion of the loan discount that would have been recognized over the expected life of the loan and occur when a loan is paid in full or otherwise settled. At December 31, 2023 all of our previously acquired loans were fully amortized.

Transfers of Financial Assets

Transfers of financial assets, including mortgage loans HFS, as described above, are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when the following occurs: (1) the assets have been legally isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. Other than servicing, we have no substantive continuing involvement related to these loans.

Derivative Instruments and Hedging Activities

ASC 815 provides the disclosure requirements for derivatives and hedging activities with the intent to provide users of financial statements with an enhanced understanding of: (1) how and why an entity uses derivative instruments, (2) how the entity accounts for derivative instruments and related hedged items, and (3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Further, qualitative disclosures are required that explain our objectives and strategies for using derivatives, as well as quantitative disclosures about the fair value of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments.

As required by ASC 815, we record all derivatives on our Consolidated Balance Sheets at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of our risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

The ARRC has identified SOFR to replace USD-LIBOR. ARRC has implemented a phased approach to the full transition to SOFR from USD-LIBOR that was completed on June 30, 2023. Prior to June 30, 2023, we had material contracts that were indexed to USD-LIBOR. On July 1, 2023, all contracts indexed to USD-LIBOR rates were transitioned. Derivatives indexed to the 1 month LIBOR transitioned to 1 month Fallback Rate SOFR, and derivatives indexed to 3 month LIBOR transitioned to 3 month Fallback Rate SOFR.

Further information on our derivative instrument and hedging activities is included in Note 20.

Mortgage Banking Derivatives

Commitments to fund mortgage loans (interest rate locks) to be sold into the secondary market and mandatory forward commitments for the future delivery of these mortgage loans are accounted for as free standing derivatives. The fair value of the interest rate lock is recorded at the time the commitment is executed and is adjusted for the expected exercise of the commitment before the loan is funded. In order to the hedge the change in interest rates resulting from our commitments to fund loans, we enter into forward commitments for the future delivery of mortgage loans when interest rate locks are entered into. Fair values of these mortgage derivatives are estimated based on changes in mortgage interest rates from the date the interest on the loan is locked. Changes in the fair values of these derivatives are included in net gain on sales of residential mortgage loans included on our Consolidated Statements of Income.

Further information on our mortgage banking derivatives is included in Note 20.

Servicing

Servicing assets are recognized as separate assets when rights are acquired through the purchase or sale of financial assets. For sales of residential mortgage loans, a portion of the cost of originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on market prices for comparable mortgage servicing contracts when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. Effective January 1, 2021, we elected to adopt the fair value measurement option for all MSR pursuant to FASB ASC 860 (“Transfers and Servicing”). The effect of the adoption of the fair value measurement resulted in an increase in the value of MSR of $381 and an increase in shareholder’s equity of $301, net of tax. Under the fair value measurement method, we measure servicing rights at fair value at each reporting date and reports changes in fair value of servicing assets in earnings in the period in which the changes occur.

Prior to the adoption of the fair value measurement option effective January 1, 2021, we utilized the amortization method for all MSR. Servicing assets were amortized in proportion to, and over the period, of net servicing income or net servicing loss and were assessed for impairment or increased obligation based on the fair value of rights compared to amortized cost at each reporting date. Impairment was determined by reviewing the vintage of the loans and comparing the prospective market interest rate to the rate on the current portfolio. Impairment was recognized through a valuation allowance for an individual tranche, to the extent that fair value is less than the capitalized amount for the tranche.

Servicing fee income is recorded for fees earned for servicing loans for others. The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan and are recognized as income when earned.

Further information on our servicing assets is included in Note 5.

Other Real Estate Owned and Foreclosed Assets

Assets acquired through or instead of loan foreclosure are initially recorded at fair value less estimated selling costs when acquired, establishing a new cost basis. Physical possession of residential real estate property collateralizing a consumer mortgage loan occurs when legal title is obtained upon completion of foreclosure, and the redemption period has expired, or when the borrower conveys all interest in the property to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. If fair value declines, a valuation allowance is recorded through a contra income account. Costs after acquisition are expensed as incurred. We did not provide any loans for sales of other real estate owned during 2023, 2022 or 2021.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 15 to 40 years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 7 years. Premises and equipment are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value, if lower than the carrying amount.

Leases

We enter into leases in the normal course of business primarily for occupancy of certain branches, ATM locations and operational buildings. Leases are classified as operating or finance leases at the lease commencement date.

Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make cash payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of the lease payments over the lease term. We elected not to recognize leases with original lease terms of 12 months or less on our Consolidated Balance Sheets.

Operating lease expense consists of lease costs allocated over the remaining lease terms on a straight-line basis. Lease expenses are included in occupancy and equipment expenses on our Consolidated Statements of Income.

We use a FHLB borrowing rate at the lease commencement date to calculate the present value of lease payments when the rate implicit in a lease is not known. Refer to Note 7 for further information on our leases.

Corporate Owned Life Insurance

We hold life insurance policies purchased on the lives of key members of management. In the event of death of one of these individuals, we, as beneficiary of the policies, would receive a specified cash payment equal to the face value of the policy. Such policies are recorded at their cash surrender value, or the amount that can be currently realized as of the balance sheet date. The change in cash surrender value is an adjustment of premiums paid in determining the net expense or income recognized under the contracts for the year and is included in noninterest income.

Federal Home Loan Bank Stock

We are a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest additional amounts. FHLB stock is carried at cost, classified as a restricted security. Both cash and stock dividends are reported as income on our Consolidated Statements of Income.

Stock Based Compensation

Compensation cost is recognized for stock options, restricted stock awards, and stock appreciation rights based on the fair value of these awards at the date of grant. A valuation model is utilized to estimate the fair value of stock options and stock appreciation rights. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Goodwill and Other Intangible Assets

Goodwill resulting from business combinations is generally determined as the excess of the fair value of the consideration transferred over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill acquired in a purchase business combination is not amortized but tested for impairment at least annually or more frequently if events and circumstances exist that indicate that our fair value may be below our carrying value. Identifiable intangible assets are amortized over their estimated useful lives. CDI assets arising from whole bank and branch acquisitions are amortized using an accelerated method (sum-of-the-years’-digits) over their estimated useful lives of 7 years.

Income Taxes

Income tax expense is the total of the current year income tax due or refundable and the change in deferred income tax assets and liabilities. Deferred income tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. If determined necessary, a valuation allowance reduces deferred income tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination including the appeals process. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

We would recognize interest and/or penalties related to income tax matters in income tax expense. No such interest or penalties were imposed in 2023, 2022 and 2021.

Loan Commitments and Financial Instruments

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Earnings Per Common Share

Basic and diluted EPS are calculated as net income divided by the weighted average number of common shares outstanding during the year. Common stock grants that have a grant date prior to the date of earnings per common share calculation, and ESOP shares, are considered outstanding for this calculation. Unvested common stock grants are not considered outstanding for this calculation.

Comprehensive Income

Comprehensive income consists of net income and OCI income (loss). OCI income (loss) includes unrealized gains and losses on securities AFS and cash flow hedges, net of income taxes, which are also recognized in OCI income (loss).

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. In our opinion, all such matters are adequately covered by insurance, are without merit, or involve such amounts that would not have a significant effect on the financial position or results of our operations if disposed of unfavorably. Further information on loss contingencies is included in Note 25.

Fair Value of Financial Instruments

Fair value for assets and liabilities measured at fair value on a recurring or nonrecurring basis refers to the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants in the market which the reporting entity transacts such sales or transfers based on the assumptions market participants would use when pricing an asset or liability. Assumptions are developed based on prioritizing information within a fair value hierarchy that gives the highest priority to unobservable data, such as the reporting entity’s own data.

We may choose to elect the fair value measurement option on eligible financial instruments. Unrealized gains and losses on items for which the fair value measurement option has been elected are reported in earnings at each subsequent reporting date. We elected to adopt the fair value measurement option for all MSR during the year ended December 31, 2021. The fair value option was not elected for any other financial assets or liabilities during 2023, 2022 or 2021.

There are three levels of inputs that may be used to measure fair values.

Level 1: Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2: Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3: Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market.

Further information on Fair Value Measurements is included in Note 19.

Marketing Costs

Advertising and promotional costs are expensed as incurred.

Reclassifications

Certain items in the consolidated financial statements of prior years were reclassified to conform to the current year presentation.

Subsequent Events

In preparing these consolidated financial statements, we have evaluated, for potential recognition or disclosure, significant events or transactions that occurred during the period subsequent to December 31, 2023, the most recent balance sheet presented herein, through March 19, 2024, the date these Consolidated Financial Statements were available to be issued. No significant such events or transactions were identified.

Note 2 - Changes in Accounting Principles

Recently Adopted

On January 1, 2023, we adopted ASU 2016-13 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments). In addition, ASU Topic 326 made changes to the accounting for available-for-sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available-for-sale debt securities we do not intend to sell or believe that is more likely than not that we will be required to sell.

We adopted CECL effective January 1, 2023 using the modified retrospective method for all financial assets measured at amortized cost and off-balance sheet credit exposures. Results for reporting periods beginning after January 1, 2023 are presented under CECL while prior period amounts continue to be reported in accordance with the incurred loss accounting standards. The transition adjustment of the CECL adoption included an increase in the ACL of $1,870, which included a $1,477 decrease to the retained earnings account to reflect the cumulative effect of adopting CECL on our Consolidated Balance Sheet, with the $393 tax impact portion being recorded as part of the deferred tax asset in other assets on our Consolidated Balance Sheet. The transition adjustment of the CECL adoption included an additional ACL for unfunded commitments of $130, which included a $103 decrease to the retained earnings account to reflect the cumulative effect of adopting CECL on our Consolidated Balance Sheet, with the $27 tax impact portion being recorded as part of the deferred tax asset in other assets on our Consolidated Balance Sheet.

The following table details the impact of the adoption of ASU Topic 326:

	January 1, 2023
	Pre-Adoption Allowance	Impact of Adoption	Post-Adoption Allowance	Cumulative Effect on Retained Earnings
Loans
Commercial and industrial	$1,094	$226	$1,320	$(179)
Commercial real estate	7,480	1,103	8,583	(871)
Residential mortgage	3,921	540	4,461	(427)
Home equity	370	(11)	359	9
Consumer loans	135	12	147	(9)
Total	$13,000	$1,870	$14,870	$(1,477)
Off-balance sheet credit exposures	$—	$130	$130	$(103)

We adopted ASU Topic 326 using the prospective transition approach for debt securities for which other-than-temporary impairment had been recognized prior to January 1, 2023. As a result, the amortized cost basis remains the same before and after the effective date of ASU Topic 326. The effective interest rate on these debt securities was not changed. Amounts previously recognized in accumulated other comprehensive income as of January 1, 2023 relating to improvements in cash flows expected to be collected will be accreted into income over the remaining life of the asset. Recoveries of amounts previously written off relating to improvements in cash flows after January 1, 2023 will be recorded in earnings when received.

We adopted ASU No. 2022-02 Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures on January 1, 2023. This ASU eliminates the accounting guidance for troubled debt restructurings (“TDRs”) by creditors in Subtopic 310-40, Receivables –Troubled Debt Restructurings by Creditors, while adding disclosures for certain loan restructurings by creditors when a borrower is experiencing financial difficulty. This guidance requires an entity to determine whether the modification results in a new loan or a continuation of an existing loan. Additionally, the ASU requires disclosures of current period gross charge-offs by year of origination for financing receivables. The adoption of ASU 2022-02 did not have a material impact on our 2023 financial results.

Under CECL for collateral dependent loans in instances where the borrower is experiencing financial difficulties, we adopted the practical expedient to measure the allowance based on the fair value of collateral. The allowance is calculated on an individual loan basis based on the shortfall between the fair value of the loan’s collateral and the recorded principal balance. If the fair value of the collateral exceeds the recorded principal balance, no allowance is required.

For HTM debt securities, we now establish allowances for credit losses on our HTM debt securities as of the date we adopted CECL and maintain such allowances thereafter. Because CECL requires institutions to measure expected credit losses on a collective or pool basis when similar risk characteristics exist, HTM debt securities that share similar risk characteristics will need to be collectively assessed for credit losses. At December 31, 2023, there was no ACL recognized on HTM debt securities.

Under ASU Topic 326, AFS debt securities that are in an unrealized loss position, we will first assess whether we intends to sell, or it is more likely than not that we will be required to sell the AFS security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the AFS debt security’s amortized cost basis will be written down to fair value through income. For AFS debt securities that do not meet the aforementioned criteria, we will evaluate whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, we will consider the extent to which fair value is less than amortized cost, any changes to the rating of the AFS debt security by a rating agency, and adverse conditions specifically related to the AFS debt security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the AFS debt security are compared to the amortized cost basis of the AFS debt security. If the present value of cash flows from the AFS debt security to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses will be recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income. At December 31, 2023, there was no ACL recognized on AFS debt securities.

On January 1, 2023, we adopted ASU 2020-04 Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, as amended, and ASU 2022-06 Reference Rate Reform (Topic 848). In March 2020, ASU 2020-04 was issued and refers to the facilitation of the effects of reference rate reform on financial reporting. The amendments in ASU 2020-04 are elective and apply to all entities that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued due to the reference rate reform. We had certain loan contracts that utilized a LIBOR reference rate. These loan contracts include language which allows us to substitute the reference rate. With the sunsetting of LIBOR on June 30, 2023, we elected to substitute the reference rate to utilize SOFR for these loan contracts effective July 1, 2023.

On January 1, 2023, we adopted ASU 2022-01 Derivatives and Hedging (Topic 815): Fair Value Hedging - Portfolio Layer Method. Under prior guidance, entities can apply the last-of-layer hedging method to hedge the exposure of a closed portfolio of prepayable financial assets to fair value changes due to changes in interest rates for a portion of the portfolio that is not expected to be affected by prepayments, defaults, and other events affecting the timing and amount of cash flows. ASU 2022-01 expands the last-of-layer method, which permits only one hedge layer, to allow multiple hedged layers of a single closed portfolio. To reflect that expansion, the last-of-layer method is renamed the portfolio layer method. ASU 2022-01 also (i) expands the scope of the portfolio layer method to include non-prepayable financial assets, (ii) specifies eligible hedging instruments in a single-layer hedge, (iii) provides additional guidance on the accounting for and disclosure of hedge basis adjustments under the portfolio layer method and (iv) specifies how hedge basis adjustments should be considered when determining credit losses for the assets included in the closed portfolio. At December 31, 2023, none of the derivative instruments included on our Consolidated Balance Sheets apply the last-of-layer hedging method, nor do they apply the portfolio layer hedging method under ASU 2022-01. The adoption of ASU 2022-01 did not have an impact on our 2023 financial statements.

Pending

As of December 31, 2023, there are no pending ASU pronouncements applicable to us.

Note 3 - Investment Securities

The following is a summary of the amortized cost and fair value of investment securities as of:

	December 31, 2023
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale
U.S. Government and federal agency	$22,425	$—	$(1,461)	$20,964
State and municipal	20,460	13	(1,471)	19,002
Mortgage backed residential	49,076	1	(5,946)	43,131
Certificates of deposit	2,728	—	(146)	2,582
Collateralized mortgage obligations - agencies	23,320	—	(3,750)	19,570
Total available-for-sale	$118,009	$14	$(12,774)	$105,249
Held-to-maturity state and municipal	$878	$—	$(10)	$868

There was no allowance for credit losses recorded for available-for-sale or held-to-maturity debt securities as of or for the year ended December 31, 2023.

	December 31, 2022
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale
U.S. Government and federal agency	$24,394	$—	$(2,007)	$22,387
State and municipal	22,709	16	(1,964)	20,761
Mortgage backed residential	56,293	2	(6,183)	50,112
Certificates of deposit	7,426	—	(293)	7,133
Collateralized mortgage obligations - agencies	25,925	—	(3,755)	22,170
Total available-for-sale	$136,747	$18	$(14,202)	$122,563
Held-to-maturity state and municipal	$1,171	$—	$(25)	$1,146

The amortized cost and fair value of AFS debt securities grouped by contractual maturity were as follows as of December 31, 2023:

	Maturing
	Due in One Year or Less	After One Year But Within Five Years	After Five Years But Within Ten Years	After Ten Years	Securities with Variable Monthly Payments or Noncontractual Maturities	Total
U.S. Government and federal agency	$4,518	$17,907	$—	$—	$—	$22,425
State and municipal	1,296	16,552	1,286	1,326	—	20,460
Mortgage backed residential	—	—	—	—	49,076	49,076
Certificates of deposit	749	1,979	—	—	—	2,728
Collateralized mortgage obligations - agencies	—	—	—	—	23,320	23,320
Total amortized cost	$6,563	$36,438	$1,286	$1,326	$72,396	$118,009
Fair value	$6,429	$33,689	$1,191	$1,239	$62,701	$105,249

Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations. As a result of their variable monthly payments, mortgage backed residential and collateralized mortgage obligations are not reported by a specific maturing group.

The amortized cost and fair value of state and municipal HTM debt securities grouped by contractual maturity were as follows as of December 31, 2023:

	Maturing
	Due in One Year or Less	After One Year But Within Five Years	After Five Years But Within Ten Years	After Ten Years	Securities with Variable Monthly Payments or Noncontractual Maturities	Total
Amortized Cost	$343	$305	$230	$—	$—	$878
Fair value	$341	$299	$228	$—	$—	$868

Information pertaining to AFS debt securities with unrealized losses aggregated by investment category for which an allowance for credit losses has not been recorded and the length of time that individual securities have been in a continuous loss position at December 31, 2023 is as follows:

	Less Than 12 Months		Over 12 Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Government and federal agency	$1	$—	$1,460	$20,963	$1,461
State and municipal	3	530	1,468	17,849	1,471
Mortgage backed residential	1	—	5,945	43,018	5,946
Certificates of deposit	—	—	146	2,582	146
Collateralized mortgage obligations - agencies	—	—	3,750	19,570	3,750
Total	$5	$530	$12,769	$103,982	$12,774
Number of AFS debt securities in an unrealized loss position:		2		155	157

The following table shows the gross unrealized losses and estimated fair values of AFS and HTM debt securities aggregated by category and length of time that the securities have been in a continuous unrealized loss position at December 31, 2022:

	Less Than 12 Months		Over 12 Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Government and federal agency	$12	$978	$1,995	$21,409	$2,007
State and municipal	374	8,872	1,615	12,270	1,989
Mortgage backed residential	102	2,008	6,081	47,999	6,183
Certificates of deposit	31	3,174	262	3,958	293
Collateralized mortgage obligations - agencies	146	1,925	3,609	20,245	3,755
Total	$665	$16,957	$13,562	$105,881	$14,227
Number of securities in an unrealized loss position:		99		107	206

There were no sales of AFS or HTM debt securities in the year ended December 31, 2023 or 2022.

The fair values of equity securities were as follows as of December 31:

	2023	2022
Securities with readily determinable fair values	$1,488	$1,315
Total equity securities	$1,488	$1,315

As of December 31, 2023 and 2022, securities with a carrying amount of $25,868 and $19,890, respectively, were pledged to secure public deposits and borrowings.

As of December 31, 2023 and 2022, there were no holdings of securities of any one issuer, other than the U.S. Government and federal agencies, in an amount greater than 10% of shareholders’ equity.

Allowance for Credit Losses - Available-for-Sale Securities

As of December 31, 2023, no allowance for credit losses has been recognized on AFS debt securities in an unrealized loss position, as we do not believe any of the AFS debt securities are impaired due to reasons of credit quality. This is based on our analysis of the underlying risk characteristics, including credit ratings, and other qualitative factors related to our AFS debt securities and consideration of our historical credit loss experience and internal forecasts. The issuers of these securities continue to make timely principal and interest payments under the contractual terms of the securities. Furthermore, we do not have the intent to sell any of the debt securities classified as AFS in the table above, and believes it is more likely than not that we will not have to sell any such debt securities before a recovery of cost. The unrealized losses are due to increases in market interest rates over the yields available at the time the underlying debt securities were purchased. The fair value is expected to recover as the debt securities approach their respective maturity date or repricing date, or if the market yields for such investments decline. We utilize a third party vendor to provide a detailed credit write-up for our AFS debt securities that are not supported by the federal government or backed by FDIC insurance. The third party vendor utilizes a proprietary scale between 1 and 8, whereas 1 is the strongest rating and 8 is the weakest rating assigned to an AFS debt security. All of our AFS debt securities were given a 3 rating or better.

Allowance for Credit Losses – Held-to-Maturity Securities

Although all of the HTM debt securities held have been in an unrealized loss position for over 12 months as of December 31, 2023, no allowance for credit losses has been recognized, as we do not believe any of the HTM debt securities are impaired due to reasons of credit quality. We measure expected credit losses on HTM debt securities on a collective basis by major security type. Our HTM debt security portfolio consist of local municipal issued debt securities. The local municipalities are reviewed at least quarterly for credit worthiness. We utilize a third party vendor to provide a detailed credit write-up for our HTM debt securities. The third party vendor utilizes a proprietary scale between 1 and 8, whereas 1 is the strongest rating and 8 is the weakest rating assigned to a HTM debt security. All of our HTM debt securities were given a 1 rating as of December 31, 2023.

Unrealized losses on corporate bonds have not been recognized into income because the issuers bonds are of high credit quality (rated AA or higher), management does not intend to sell and it is likely that management will not be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates and other market conditions. The issuers continue to make timely principal and interest payments on the bonds. The fair value is expected to recover as the bonds approach maturity.

Note 4 - Loans and Allowance for Credit Losses

We primarily originate residential and commercial real estate, commercial and industrial, and consumer loans. The majority of our loan portfolio is based in Genesee, Oakland, Saginaw, Shiawassee, Livingston, Ingham and Jackson counties within central and southeast Michigan. The ability of our debtors to honor their contracts is dependent upon the real estate values and general economic conditions in these areas. A significant amount of our consumer and residential real estate loans are secured by various items of property. Commercial loans are secured primarily by real estate and business assets. Some of our loans are unsecured.

Total loans by class are summarized as follows as of December 31:

	2023	2022
Commercial loans
Commercial and industrial	$118,089	$106,616
Commercial real estate	870,693	869,496
Total commercial loans	988,782	976,112
Residential real estate loans
Residential mortgage	431,836	406,408
Home equity	48,380	47,768
Total residential real estate loans	480,216	454,176
Consumer loans	4,473	5,878
Gross loans	1,473,471	1,436,166
Less allowance for credit losses	(15,400)	(13,000)
Net loans	$1,458,071	$1,423,166

Included in total loans above are net deferred loan (fees) costs as of December 31:

	2023	2022
Net deferred loan (fees) costs	$2,602	$1,888

Following the adoption of ASU 2016-13 on January 1, 2023, we now categorize loans into risk categories based on relevant information about the ability of borrowers to service their debts such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. We analyze loans individually by classifying the loans as to credit risk. This analysis includes non-homogeneous loans, such as commercial and commercial real estate loans and is performed on a quarterly basis.

We use the following definitions for classified risk ratings for commercial and industrial and commercial real estate loans:

1: Loans of Exceptional Credit Quality - Loans supported by strong firms/individuals characterized as having minimum credit risk representing a prime credit. Generally fully secured by liquid, properly margined collateral.

2: Loans of High Quality - Loans protected by the borrower’s net worth representing desirable banking risk. Well-seasoned borrowers displaying strong financial condition, consistently superior earning performance, and access to a range of financing alternatives. The borrower’s trends and outlook, as well as those of its industry group, are positive.

3: Loans of Satisfactory Quality - Loans representing a reasonable credit risk. Characterized as being moderate to average risk to established borrowers that display sound financial condition and operating results. The capacity to service debt is stable and demonstrated at a level consistent with or above the industry norms. Borrower and industry trends and outlook are considered good.

4: Satisfactory - Acceptable - Loans to persons or entities with an average financial condition, adequate collateral margins, adequate cash flow to service long-term debt, and net worth comprised mainly of fixed assets are included in the category. These entities are minimally profitable now, with projections indicating continued profitability into the foreseeable future.

5: Satisfactory - Acceptable - Monitor - Loans that are characterized by borrowers who have marginal, but adequate cash flow, marginal profitability, and currently have been meeting the obligations of their loan structure. Adverse changes in the borrower’s circumstances and/or current economic conditions are more likely to impair their capacity for repayment. The borrower has, in the past, satisfactorily handled debts with us, but may be experiencing some minor delinquency in making payments, or other signs of temporary cash flow issues. Borrower may be experiencing declining margins or other negative financial trends, despite the borrower’s continued satisfactory condition and positive cash flow. Other characteristics of borrowers in this class include inadequate credit information, weakness of financial statement, or declining but positive repayment capacity. This classification includes loans to new or established borrowers with satisfactory loan structure, but where near term economic or business issues appears to remain stable and the near-term projections would limit the ability for an improvement in the financial trends of the borrower.

6: Special Mention - Loans in this class have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in our credit position at some future date. These potential weaknesses may result in a deterioration of the repayment of the loan and increase the credit risk. Special mention assets are not adversely classified and do not expose us to sufficient risk to warrant adverse classification.

7: Substandard - Loans that are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the bank will sustain some loss if the deficiencies are not corrected.

8: Doubtful - Loans are classified as doubtful because they have all the weaknesses inherent in those classified “Substandard” with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

9: Loss - Loans are classified as loss because they are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future. Charge-off is recommended.

We use the following definitions for classified risk ratings for residential mortgage, home equity and consumer loans:

Current - Loans are classified as current when payments are made on a timely basis and are not delinquent or in nonaccrual status.

30-89 days past due - Loans are classified as 30-89 days past due when payments are not paid in a timely manner and are considered delinquent.

90+ days past due - Loans are classified as 90+ days past due when payments continue to be delinquent beyond 89 days.

Nonaccrual - Loans are reviewed for nonaccrual when they become delinquent beyond 120 days. When a loan is placed in nonaccrual status, interest income recognized during the current year is reversed out of interest income on our Consolidated Statements of Income and interest income recognized in prior periods is reversed out of ACL on our Consolidated Balance Sheets.

The following table presents the amortized cost basis of loans by credit quality risk rating, class of financing receivable, and year of origination for term loans as of December 31, 2023:

	Term loans amortized cost basis by origination year				Revolving loans amortized cost basis
	2023	2022	2021	Prior		Total
Commercial loans
Commercial and industrial
Risk rating 1	$882	$—	$441	$—	$5,002	$6,325
Risk rating 2	271	577	1,020	2,318	3,831	8,017
Risk rating 3	7,303	17,611	3,265	4,294	23,413	55,886
Risk rating 4	2,548	3,700	2,656	9,719	19,109	37,732
Risk rating 5	—	—	3,743	—	2,077	5,820
Risk rating 6	—	—	1,479	109	276	1,864
Risk rating 7	—	13	170	257	2,005	2,445
Risk rating 8	—	—	—	—	—	—
Risk rating 9	—	—	—	—	—	—
Total commercial and industrial	$11,004	$21,901	$12,774	$16,697	$55,713	$118,089
Current year-to-date gross write-offs	$—	$—	$—	$85	$—	$85

	Term loans amortized cost basis by origination year				Revolving loans amortized cost basis
	2023	2022	2021	Prior		Total
Commercial real estate
Risk rating 1	$—	$—	$—	$34	$—	$34
Risk rating 2	1,173	12,425	32,004	61,457	226	107,285
Risk rating 3	17,465	174,933	85,659	153,157	3,073	434,287
Risk rating 4	18,555	114,322	73,620	96,439	3,305	306,241
Risk rating 5	—	988	5,281	1,782	252	8,303
Risk rating 6	—	—	—	11,265	—	11,265
Risk rating 7	—	—	—	3,278	—	3,278
Risk rating 8	—	—	—	—	—	—
Risk rating 9	—	—	—	—	—	—
Total commercial real estate	$37,193	$302,668	$196,564	$327,412	$6,856	$870,693
Current year-to-date gross write-offs	$—	$—	$—	$—	$—	$—
Residential real estate loans
Residential mortgage
Current	$41,022	$142,249	$106,018	$137,782	$—	$427,071
30-89 days past due	—	714	—	1,324	—	2,038
90+ days past due	—	—	—	—	—	—
Nonaccrual	106	396	204	2,021	—	2,727
Total residential mortgage	$41,128	$143,359	$106,222	$141,127	$—	$431,836
Current year-to-date gross write-offs	$—	$—	$—	$—	$—	$—
Home equity
Current	$64	$339	$—	$444	$46,993	$47,840
30-89 days past due	—	—	—	—	296	296
90+ days past due	—	—	—	—	—	—
Nonaccrual	—	22	48	89	85	244
Total home equity	$64	$361	$48	$533	$47,374	$48,380
Current year-to-date gross write-offs	$—	$—	$—	$—	$—	$—
Consumer loans
Current	$1,278	$496	$932	$1,649	$79	$4,434
30-89 days past due	—	5	28	6	—	39
90+ days past due	—	—	—	—	—	—
Nonaccrual	—	—	—	—	—	—
Total consumer	$1,278	$501	$960	$1,655	$79	$4,473
Current year-to-date gross write-offs	$69	$1	$24	$15	$—	$109

The following table presents the activity related to the allowance for credit losses for the year ended December 31, 2023 under the CECL methodology:

	Commercial and Industrial	Commercial Real Estate	Residential Mortgage	Home Equity	Consumer	Total
December 31, 2022	$1,094	$7,480	$3,921	$370	$135	$13,000
Impact of adoption of ASC 326	226	1,103	540	(11)	12	1,870
Charge-offs	(85)	—	—	—	(109)	(194)
Recoveries	480	246	22	1	33	782
Provision for (reversal of) loan losses	55	(7)	(40)	(39)	(27)	(58)
December 31, 2023	$1,770	$8,822	$4,443	$321	$44	$15,400

Prior to the adoption of ASC 326 on January 1, 2023, we calculated the allowance for loan losses under the incurred loss methodology. The following table presents activity related to the allowance for loan losses in prior periods:

	Commercial and Industrial	Commercial Real Estate	Residential Mortgage	Home Equity	Consumer	Unallocated	Total
January 1, 2021	$673	$6,204	$3,484	$441	$99	$(1)	$10,900
Charge-offs	(522)	—	(52)	—	(40)	—	(614)
Recoveries	75	102	205	—	12	—	394
Provision for (reversal of) loan losses	517	44	(686)	(62)	6	1	(180)
December 31, 2021	743	6,350	2,951	379	77	—	10,500
Charge-offs	(494)	—	—	(30)	(116)	—	(640)
Recoveries	—	23	—	—	12	—	35
Provision for (reversal of) loan losses	845	1,107	970	21	162	—	3,105
December 31, 2022	$1,094	$7,480	$3,921	$370	$135	$—	$13,000

The following table presents the balance in the ALLL and the recorded investment in loans by loan class and impairment evaluation method as of December 31, 2022:

	Commercial and Industrial	Commercial Real Estate	Residential Mortgage	Home Equity	Consumer	Unallocated	Total
ALLL
Individually evaluated for impairment	$—	$—	$43	$—	$7	$—	$50
Collectively evaluated for impairment	1,094	7,480	3,878	370	128	—	12,950
Total	$1,094	$7,480	$3,921	$370	$135	$—	$13,000
Loans
Individually evaluated for impairment	$—	$183	$2,100	$40	$7	$—	$2,330
Collectively evaluated for impairment	106,616	869,313	404,308	47,728	5,871	—	1,433,836
Total	$106,616	$869,496	$406,408	$47,768	$5,878	$—	$1,436,166
Accrued interest receivable	$368	$2,043	$760	$365	$3	$—	3,539
Total recorded investment in loans	$106,984	$871,539	$407,168	$48,133	$5,881	$—	$1,439,705

For loans not accounted for under ASC 310-30, we individually assess all nonaccrual loans and TLMs for impairment.

The following table presents originated loans individually evaluated for impairment by loan class as of:

	December 31, 2022
	Contractual Principal Balance	Recorded Investment	ALLL Allocated	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded
Commercial and industrial	$—	$—	$—	$247	$—
Commercial real estate	183	183	—	92	7
Residential mortgage	1,881	1,881	—	1,289	59
Home equity	40	40	—	61	2
Consumer	—	—	—	—	—

With an allowance recorded
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Residential mortgage	219	219	43	348	11
Home equity	—	—	—	—	—
Consumer	7	7	7	4	—
Total	$2,330	$2,330	$50	$2,041	$79

	December 31, 2021
	Contractual Principal Balance	Recorded Investment	ALLL Allocated	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded
Commercial and industrial	$494	$494	$—	$494	$13
Commercial real estate	—	—	—	7,257	3
Residential mortgage	697	697	—	849	27
Home equity	82	82	—	86	3
Consumer	—	—	—	3	—

With an allowance recorded
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Residential mortgage	476	476	11	497	7
Home equity	—	—	—	—	—
Consumer	—	—	—	—	—
Total	$1,749	$1,749	$11	$9,186	$53

Troubled Loan Modifications

A loan modification is considered to be a TLM when the modification includes terms outside of normal lending practices to a borrower who is experiencing financial difficulties.

Typical concessions granted include, but are not limited to:

●	Agreeing to interest rates below prevailing market rates for debt with similar risk characteristics.

●	Extending the amortization period beyond typical lending guidelines for loans with similar risk characteristics.

●	Agreeing to an interest-only payment structure and delaying principal payments.

●	Forgiving principal.

●	Forgiving accrued interest.

To determine if a borrower is experiencing financial difficulties, factors we consider include:

●	The borrower is currently in default on any debt.

●	The borrower would likely default on any debt if the concession is not granted.

●	The borrower’s cash flow is insufficient to service all debt if the concession is not granted.

●	The borrower has declared, or is in the process of declaring, bankruptcy.

●	The borrower is unlikely to continue as a going concern (if the entity is a business).

Based on our historical loss experience, losses associated with TLMs are not significantly different than other impaired loans within the same loan segment. As such, TLMs are analyzed in the same manner as other impaired loans within their respective loan segment.

The following is a summary of the amortized cost basis of loan modifications granted to borrowers experiencing financial difficulty as of December 31, 2023:

	Interest Rate Reduction		Other-Than-Insignificant Payment Delay		Term Extension
	Amortized Cost Basis	% of Total Class of Financing Receivables	Amortized Cost Basis	% of Total Class of Financing Receivables	Amortized Cost Basis	% of Total Class of Financing Receivables
Residential mortgage	$—	—%	$—	—%	$143	0.03%

We did not modify any loans by forgiving principal or accrued interest during 2023. We did not have material commitments to lend additional funds to borrowers with loans whose terms have been modified in TLMs or whose loans are on nonaccrual as of December 31, 2023. We closely monitor the performance of loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of our modification efforts. No modified loans were delinquent as of December 31, 2023 and there were no TLMs that defaulted during 2023.

The following is a summary of our TDRs as of December 31, 2022:

	Accruing TDRs	Nonaccrual TDRs	Total	Reserves
Residential mortgage	$37	$—	$37	$2

There were no loans modified in a TDR and no TDRs that defaulted during 2022.

Credit Quality Indicators

The following table summarizes nonaccrual loan data by loan class as of December 31, 2023:

	Total Nonaccrual Loans	Nonaccrual Loans with No ACL
Commercial and industrial	$2,424	$—
Commercial real estate	169	169
Residential mortgage	2,727	2,727
Home equity	244	244
Consumer	—	—
Total	$5,564	$3,140

Loan delinquency was as follows as of:

	December 31, 2023
	Accruing
	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccrual	Total Loans	Total Past Due and Nonaccrual
Commercial and industrial	$115,652	$13	$—	$2,424	$118,089	$2,437
Commercial real estate	868,671	1,853	—	169	870,693	2,022
Residential mortgage	427,071	2,038	—	2,727	431,836	4,765
Home equity	47,840	296	—	244	48,380	540
Consumer	4,434	39	—	—	4,473	39
Total	$1,463,668	$4,239	$—	$5,564	$1,473,471	$9,803

	December 31, 2022
	Accruing
	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccrual	Total Loans	Total Past Due and Nonaccrual
Commercial and industrial	$105,960	$656	$—	$—	$106,616	$656
Commercial real estate	868,652	661	—	183	869,496	844
Residential mortgage	401,182	3,163	—	2,063	406,408	5,226
Home equity	47,077	651	—	40	47,768	691
Consumer	5,820	51	—	7	5,878	58
Total	$1,428,691	$5,182	$—	$2,293	$1,436,166	$7,475

Prior to the adoption of ASC 326 on January 1, 2023, we categorized loans into broad risk categories based on relevant information about the ability of borrowers to service their debts such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. We analyzed loans individually by classifying the loans as to credit risk. This analysis included non-homogeneous loans, such as commercial and commercial real estate loans and was performed on a quarterly basis.

We used the following definitions for classified risk ratings as of December 31, 2022:

Pass - Loans have a moderate to average risk to established borrowers that display sound financial condition and operating results. The capacity to service debt is stable and demonstrated at a level consistent with or above the industry norms. Borrower and industry trends and outlook are considered good.

Special Mention - Loans have a potential weakness that deserve our close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of our credit position at some future date.

Substandard - Loans are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected.

Doubtful - Loans have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. We do not typically classify loans as doubtful. Loans that approach this status are charged-off.

Based on analysis performed as of December 31, 2022, the ending loan balance by risk category of loans by loan class was as follows:

	Pass	Special Mention	Substandard	Total
Commercial and industrial	$104,499	$2,117	$—	$106,616
Commercial real estate	865,585	561	3,350	869,496
Total	$970,084	$2,678	$3,350	$976,112

We considered the performance of the loan portfolio and its impact on the ALLL. For residential and consumer loan segments, we also evaluated credit quality based on the aging status of the loan, which was previously presented, and by payment activity. We defined performing loans as those which are accruing interest, and nonperforming loans as nonaccrual loans. The following table presents the ending loan balance in residential and consumer loans based on payment activity as of December 31, 2022:

	Performing	Nonperforming	Total
Residential mortgage	$404,345	$2,063	$406,408
Home equity	47,728	40	47,768
Consumer	5,871	7	5,878
Total	$457,944	$2,110	$460,054

Note 5 - Loan Servicing

Residential mortgage loans serviced for others are not reported as assets on our Consolidated Balance Sheets. The principal and corresponding escrow balances of these loans are as follows as of December 31:

	2023	2022
Residential mortgage loan portfolios serviced for:
FHLMC	$612,176	$645,665
Other secondary market holders	12,589	1,456
Total residential mortgage loan servicing portfolio	$624,765	$647,121
Custodial escrow balances maintained in connection with serviced loans	$976	$813

Servicing fee income is recorded for fees earned for servicing loans for others. The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan and are recognized as income when earned.

The following table outlines activity recorded within for MSR and mortgage servicing fees for the years ended December 31:

	2023	2022	2021
January 1	$8,666	$7,836	$4,885
Additions	530	1,522	3,832
Disposals	(387)	(1,533)	(1,114)
Change in valuation allowance	(33)	841	(148)
Change in accounting principle to fair value measurement (1)	—	—	381
December 31	$8,776	$8,666	$7,836
Mortgage servicing fees	$1,608	$1,721	$1,460

(1)	Change in fair value is a result of the adoption of the fair value measurement option pursuant to FASB ASC 860 as of January 1, 2021.

The following table outlines the key economic assumptions and the resulting estimated fair value of MSR as of December 31:

	2023	2022
Weighted average life (in months)	274	279
Discount rate	11.00%	11.25%
Prepayment speed range
Minimum	6.00%	6.00%
Maximum	21.39%	18.77%

Note 6 - Premises and Equipment, Net

Bank premises and equipment, net, was comprised of the following as of December 31:

	2023	2022
Land and land improvements	$3,346	$3,261
Building and building improvements	18,698	18,388
Furniture and equipment	13,935	13,489
Construction in progress	39	285
	36,018	35,423
Less accumulated depreciation	21,457	19,852
Total	$14,561	$15,571

Depreciation expense was as follows for the years ended December 31:

	2023	2022	2021
Depreciation of premises and equipment	$2,146	$2,580	$2,406

Note 7 - Leases

We enter into leases in the normal course of business primarily for occupancy of certain branches, ATM locations and operational buildings. We include lease extension and termination options in the lease term if, after considering relevant economic factors, it is reasonably certain we will exercise the option. In addition, we have elected to account for any non-lease components in real estate leases as part of the associated lease component. We have also elected not to recognize leases with original lease terms of 12 months or less (short-term leases) on our Consolidated Balance Sheets.

Leases are classified as operating or finance leases at the lease commencement date. Lease expense for operating leases and short-term leases are recognized on a straight-line basis over the lease term. Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising form the lease. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

We use the incremental borrowing rate at lease commencement date to calculate the present value of lease payments when the implicit rate is not known. Our borrowing rate is based on the FHLB amortizing advance rate, adjusted for the lease term and other factors.

Right-of-use assets and operating lease liabilities, and the associated Consolidated Balance Sheet classifications as of December 31, 2023 and 2022 are as follows:

	Balance Sheet Classification	2023	2022
Right-of-use assets:
Operating leases	Other assets	$1,333	$1,204
Lease liabilities:
Operating leases	Accrued interest payable and other liabilities	$1,333	$1,204

Rent expense was $279, $246 and $214 for 2023, 2022 and 2021, respectively.

The following presents annual future undiscounted lease payments for operating leases with initial terms of one year or more as of December 31, 2023:

2024	$372
2025	350
2026	211
2027	157
2028	119
Thereafter	124
Net operating lease liabilities	$1,333

As of December 31, 2023, we have a weighted average remaining lease term of approximately 5 years, and utilized a weighted average discount rate of 2.88% to determine the present value of the lease payments over the lease term. Such leases have remaining terms ranging from 6 months to 12 years, none of which include options to terminate or extend the lease.

Note 8 - Goodwill and Other Intangible Assets

Identifiable intangible assets, which are included in other assets on our Consolidated Balance Sheets, were as follows as of:

	December 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Core deposit premium resulting from acquisitions	$995	$462	$533

	December 31, 2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Core deposit premium resulting from acquisitions	$3,521	$2,685	$836

Amortization expense associated with CDI was as follows for the years ended December 31:

	2023	2022	2021
Amortization of core deposit intangible assets	$303	$430	$270

Estimated amortization expense associated with CDI for each of the periods succeeding December 31, 2023 is as follows:

2024	$177
2025	142
2026	107
2027	71
2028	36
Total	$533

Note 9 - Deposits

The following is a summary of deposits as of December 31:

	2023	2022
Non-interest bearing demand	$423,019	$461,390
Interest bearing
Savings	273,302	351,066
Money market demand	223,827	170,459
NOW	178,892	176,620
Time deposits	295,142	173,348
Total deposits	$1,394,182	$1,332,883

Time deposits in excess of FDIC insurance limit of $250	$85,827	$22,269
Brokered deposits	$60,304	$70,000
Aggregate amount of overdrafts reclassified as loans	$299	$412

Scheduled annual maturities of time deposits for periods succeeding December 31, 2023, are summarized as follows:

2024	$239,183
2025	31,151
2026	22,171
2027	1,184
2028	1,453
Total	$295,142

Note 10 - Borrowings

Federal Home Loan Bank Borrowings

Borrowings from the FHLB and the associated assets pledged as collateral were as follows as of December 31:

	2023		2022
	Amount	Rate	Amount	Rate
Fixed rate due 2023	$—	—%	$65,000	4.16%
Fixed rate due 2025	10,000	4.11%	10,000	4.11%
Fixed rate due 2025	10,000	0.60%	10,000	0.60%
Fixed rate due 2026	10,000	3.88%	10,000	3.88%
Fixed rate symmetrical due 2027	20,000	3.76%	20,000	3.76%
Quarterly putable due 2028, putable quarterly staring 2024	20,000	3.63%	—	—%
Quarterly putable due 2030, putable quarterly staring 2024	20,000	3.33%	—	—%
Quarterly putable due 2030, putable quarterly staring 2024	50,000	2.71%	—	—%
Quarterly putable due 2032, putable quarterly starting 2023	—	—%	57,000	1.89%
Quarterly putable due 2032, putable quarterly starting 2023	—	—%	30,000	1.59%
Quarterly putable due 2033, putable quarterly starting 2024	20,000	3.28%	—	—%
Quarterly putable due 2033, putable quarterly starting 2024	20,000	2.77%	—	—%
Total Federal Home Loan Bank borrowings	$180,000	3.09%	$202,000	2.91%

Fair value of securities pledged as collateral	$735		$964
Loans pledged as collateral	$788,650		$759,013

The borrowings are payable at their maturity date; a prepayment penalty is assessed with early payoffs of borrowings. As of December 31, 2023, we had the ability to borrow up to an additional $170,000, based on the lesser of the amount authorized by the Board of Directors or assets pledged as collateral.

Federal funds purchased generally mature within one to four days from the transaction date. The following table provides a summary of our federal funds purchased for the years ended December 31:

2023			2022			2021
Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period	Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period	Maximum Month End Balance	Average Balance	Weighted Average Interest Rate During the Period
$3,000	$426	5.04%	$15,000	$3,294	2.79%	$—	$—	—%

Subordinated Debentures and Trust Preferred Securities

We formed a trust and issued $12,000 of trust preferred securities in 2003 as part of a pooled offering of such securities. The interest rate is a floating rate (3 month LIBOR plus 3.00%), and the current rate at December 31, 2023 was 8.65%. We issued subordinated debentures at the same terms as the trust preferred securities to the trust in exchange for the proceeds of the offering; the debentures and related debt issuance costs represent the sole assets of the trust. We may redeem the subordinated debentures, in whole but not in part, any time at a price of 100% of face value. The subordinated debentures must be redeemed no later than 2033.

We formed a trust and issued $2,000 of trust preferred securities in 2005 as part of a pooled offering of such securities. The interest rate is a floating rate (3 month LIBOR plus 1.60%), and the current rate at December 31, 2023 was 7.24%. We issued subordinated debentures at the same terms as the trust preferred securities to the trust in exchange for the proceeds of the offering; the debentures and related debt issuance costs represent the sole assets of the trust. We may redeem the subordinated debentures, in whole but not in part, any time at a price of 100% of face value. The subordinated debentures must be redeemed no later than 2035.

We are not considered the primary beneficiary of these trusts, therefore the trusts are not consolidated in our financial statements; rather, the subordinated debentures are presented as a liability.

The Parent has entered into an $8,000 line of credit secured by our investment in the Bank. This instrument has the option to be at a fixed or variable rate at the time of each draw and matures annually with any individual draw having a maturity of no more than 3 years. The fixed rate option would be priced at the time of draw. As of December 31, 2023 and 2022, the variable rate spreads were 2.25% over the 1 month BSBY, and the current rate at December 31, 2023 was 7.63%. We had $4,500 and $6,350 in outstanding advances against this line as of December 31, 2023 and 2022, respectively.

Note 11 - Loan Commitments and Other Related Activities

Off-Balance Sheet Risk

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance sheet risk was as follows as of December 31:

	2023		2022
	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate
Commitments to make loans (at market rate)	$16,124	$1,447	$63,829	$18,448
Unused lines of credit and letters of credit	7,681	247,048	18,718	212,458

Commitments to make loans are generally made for periods of 90 days or less. As of December 31, 2023, commitments to make fixed rate loans have interest rates ranging from 4.25% to 9.50% and maturities ranging from 1 month to 30 years. As of December 31, 2022, commitments to make fixed rate loans had interest rates ranging from 3.25% to 9.00% and maturities ranging from 5 months to 30 years.

Allowance for Credit Losses - Unfunded Commitments

Following the adoption of ASU 2016-13 on January 1, 2023, we established an allowance for credit losses for unfunded loan commitments, which is included in accrued interest payable and other liabilities on our Consolidated Balance Sheets. The following table presents the activity related to the allowance for credit losses for unfunded commitments for the year ended December 31, 2023:

Total Allowance for Credit Losses - Unfunded Commitments
December 31, 2022	$—
Impact of adoption of ASC 326	130
Provision for unfunded commitments	(8)
December 31, 2023	$122

Note 12 - Regulatory Matters

We are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly discretionary - actions by regulators that, if undertaken, could have a direct material effect on us. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items that are calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Failure to meet capital requirements can initiate regulatory action. The final rules related to the implementation of the Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Corporation and the Bank on January 1, 2015, with full compliance of all of the requirements fully phased in on January 1, 2019. The capital conservation buffer was 2.50% as of December 31, 2023 and 2022. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital.

Quantitative measures established by regulation to ensure capital adequacy require us to maintain minimum amounts and ratios (set forth in the table below). As of December 31, 2023 and 2022, the most recent notifications from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. We believe, as of December 31, 2023 and 2022, that we met all capital adequacy requirements to which we and the Bank are subject. There are no conditions or events since the notifications that we believe have changed our category.

Our principal source of funds for dividend payments is dividends received from the Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies.

The tables below illustrate the regulatory capital amounts and ratios for the Corporation and the Bank as of December 31:

	2023
	Actual		Minimum Capital Requirement		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets
The Corporation	$168,665	11.91%	$148,712	10.50%	N/A	N/A
The State Bank	171,173	12.13%	148,222	10.50%	$141,164	10.00%
Tier 1 capital to risk weighted assets
The Corporation	153,265	10.82%	120,386	8.50%	N/A	N/A
The State Bank	155,773	11.03%	119,989	8.50%	112,931	8.00%
Common Tier 1 capital to risk weighted assets
The Corporation	139,265	9.83%	99,141	7.00%	N/A	N/A
The State Bank	155,773	11.03%	98,815	7.00%	91,757	6.50%
Tier 1 capital to average assets
The Corporation	153,265	8.77%	69,902	4.00%	N/A	N/A
The State Bank	155,773	8.94%	69,715	4.00%	87,144	5.00%

	2022
	Actual		Minimum Capital Requirement		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets
The Corporation	$154,100	10.87%	$148,916	10.50%	N/A	N/A
The State Bank	156,336	11.06%	148,456	10.50%	$141,387	10.00%
Tier 1 capital to risk weighted assets
The Corporation	141,100	9.95%	120,551	8.50%	N/A	N/A
The State Bank	143,336	10.14%	120,179	8.50%	113,109	8.00%
Common Tier 1 capital to risk weighted assets
The Corporation	127,100	8.96%	99,278	7.00%	N/A	N/A
The State Bank	143,336	10.14%	98,971	7.00%	91,901	6.50%
Tier 1 capital to average assets
The Corporation	141,100	8.58%	65,763	4.00%	N/A	N/A
The State Bank	143,336	8.74%	65,587	4.00%	81,984	5.00%

Note 13 - Earnings Per Share

The components in the earnings per common and diluted share computation follow for the years ended December 31:

	2023	2022	2021
Net income	$14,629	$14,933	$16,579
Weighted average common shares - issued and outstanding	4,460,490	4,448,003	4,624,243
Average unvested common stock grants	(27,172)	(25,212)	(20,984)
Weighted average common shares - basic	4,433,318	4,422,791	4,603,259
Basic and diluted earnings per common share	$3.30	$3.38	$3.60

There were no common stock options or other common stock equivalents outstanding at December 31, 2023 or 2022.

Unvested stock grants for 27,172, 25,212 and 20,984 shares of common stock were not considered in computing basic and diluted earnings per common share for 2023, 2022 and 2021, respectively, because they were antidilutive.

Note 14 - Employee Benefit Plans

We have a noncontributory discretionary ESOP covering substantially all of our employees. It is a requirement of the Plan to invest principally in our common stock. We contributed $175, $150 and $125 to the Plan in 2023, 2022 and 2021, respectively. Contributions are allocated to participants based on relative compensation. Total allocated shares outstanding related to the ESOP were 38,020 as of December 31, 2023 and 2022. Allocated shares are included in the computation of dividends and earnings per share. Expenses related to the ESOP were $175, $150 and $125 in 2023, 2022 and 2021, respectively.

We also maintain a 401(k) Plan in which 100% of each employee’s contribution can be matched up to 3% of their gross pay and 50% can be matched on the next 2% of their gross pay with a discretionary contribution. Contributions to the Plan were $693, $570 and $445 in 2023, 2022 and 2021, respectively.

We have entered into SERP agreements with certain executives. The SERP agreements are designed to encourage executives to remain long term employees, and to provide specified benefits to certain key executives who contribute materially to the continued our growth, development and future business success. The retirement benefits are an unfunded obligation. As of December 31, 2023 and 2022, the accumulated liability for these plans totaled $1,063 and $925, respectively, and are included in accrued interest payable and other liabilities on our Consolidated Balance Sheets. Expenses related to the SERP agreements were $196, $101 and $210 in 2023, 2022 and 2021, respectively.

Note 15 - Revenue Recognition

All of our revenue from contracts with customers included in the scope of ASC Topic 606 is recognized within noninterest income. Items outside the scope of ASC Topic 606 are noted as such. The following table presents our sources of noninterest income for the years ended December 31:

	2023	2022	2021
Net gain on sales of residential mortgage loans (1)	$619	$725	$5,032
Net gain on sales of commercial loans (1)	321	—	—
Service charges and fees
Debit card fees	1,928	1,892	1,702
Trust related administration	1,078	1,103	788
Investment services (1)	1,059	1,004	1,044
Service charges on deposit accounts	897	1,002	751
ATM card fees	290	282	248
Total	5,252	5,283	4,533
Net mortgage servicing rights (1)	110	830	1,595
Net gain (loss) on sale of securities available-for-sale (1)	—	—	(1)
Net change in fair value of equity investments (1)	13	(116)	(30)
Other
Residential mortgage loan servicing fees (1)	1,608	1,721	1,460
Increase in cash surrender value of corporate owned life insurance (1)	723	681	634
PPP referral fees (1)	—	—	431
Other (1)	625	756	426
Total	2,956	3,158	2,951
Total noninterest income	$9,271	$9,880	$14,080

(1) Not within the scope of ASC Topic 606.

A description of our revenue streams accounted for under ASC 606 follows:

Trust related administration

We earn trust related income from contracts with customers to manage assets for investment, and/or to transact on their accounts. These fees are primarily earned over time as we provide the contracted monthly or quarterly services that are generally assessed based on a tiered scale of the market value of assets under management at month-end. Fees that are transaction based are recognized at the point in time that the transaction is executed.

Service charges on deposit accounts and ATM and Debit card fees

We earn fees from deposit customers for transaction-based, account maintenance and overdraft services. Transaction-based fees, which include stop payment charges, statement rendering, ACH and ATM fees, are recognized at the time the transaction is executed as that is the point in time we fulfill the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which we satisfy the performance obligation. Similarly, overdraft fees are recognized at the point in time that the overdraft occurs as this corresponds with our performance obligation. Service charges and ATM fees on deposit accounts are withdrawn from the customer’s account as the transactions occur.

Note 16 - Noninterest Expenses

A summary of other noninterest expenses was as follows for the years ended December 31:

	2023	2022	2021
ATM and debit card	$651	$711	$555
FDIC insurance premiums	1,131	621	525
Telephone and communication	437	439	400
Amortization of core deposit intangibles	303	430	270
Other acquisition related expenses	—	270	289
Other general and administrative	4,131	3,461	2,688
Total other noninterest expenses	$6,653	$5,932	$4,727

Note 17 - Income Taxes

The provision for income taxes reflected on our Consolidated Statements of Income consists of the following amounts for the years ended December 31:

	2023	2022	2021
Current expense	$4,238	$4,218	$2,063
Deferred (income) expense	(612)	(508)	2,129
Federal income tax expense	$3,626	$3,710	$4,192

The reconciliation of the provision for federal income taxes and the amount computed at the federal statutory rate of income before federal income tax expense is summarized as follows for the years ended December 31:

	2023	2022	2021
Income tax at statutory rate	$3,834	$3,915	$4,362
Effect of nontaxable income
Tax-exempt interest income	(64)	(74)	(79)
Increase in cash surrender value of corporate owned life insurance	(152)	(143)	(133)
Other	(37)	—	—
Total	(253)	(217)	(212)
Effect of nondeductible expenses	45	12	42
Federal income tax expense	$3,626	$3,710	$4,192

The net deferred income tax asset (liability) recorded includes the following amounts of deferred tax assets and liabilities as of December 31:

	2023	2022
Deferred tax assets
Allowance for credit losses	$3,234	$2,808
Compensation	223	239
Other comprehensive income tax adjustments	2,616	2,799
Other	123	61
Unfunded commitments	26	—
Total deferred income tax assets	6,222	5,907
Deferred tax liabilities
Premises and equipment	1,773	2,212
Mortgage servicing rights	1,843	2,162
Deferred loan fees (costs)	547	397
Core deposit intangible	112	176
Acquired loans	—	204
Prepaid expenses	258	239
Mortgage hedging instruments	3	3
Other	436	112
Total deferred income tax liabilities	4,972	5,505
Net deferred income tax asset (liability)	$1,250	$402

The deferred income tax assets are analyzed at each reporting period for changes affecting realizability and a valuation allowance may be recorded in future periods accordingly. The ultimate realization of these deferred income tax assets is primarily dependent on the generation of future taxable income during the periods in which those temporary basis differences become deductible. Changes in existing tax laws could also affect actual tax results and the valuation of deferred income tax assets over time. The accounting for deferred income taxes is based on an estimate of future results. Differences between anticipated and actual outcomes of these future tax consequences could have an impact on our consolidated operating results and financial position.

We concluded that there are no significant uncertain tax positions requiring recognition in our consolidated financial statements based on the evaluation performed for 2020 through 2023, the years which remain subject to examination by major tax jurisdictions as of December 31, 2023. We do not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

Note 18 - Accumulated Other Comprehensive Income (Loss)

The following table presents a reconciliation of the changes in the components of AOCI and details the components of OCI, including the amount of income tax expense (benefit) allocated to each component of OCI:

	Unrealized Holding Gains (Losses) on Securities AFS	Unrealized Gains (Losses) on Cash Flow Hedges	Total
January 1, 2021	$1,528	$(782)	$746
Unrealized gains (losses) arising during the year	(2,400)	356	(2,044)
Reclassification adjustments for net (gains) losses included in net income	1	307	308
Net unrealized gains (losses)	(2,399)	663	(1,736)
Tax effect (1)	503	(138)	365
OCI, net of tax	(1,896)	525	(1,371)
December 31, 2021	(368)	(257)	(625)
Unrealized gains (losses) arising during the year	(13,716)	1,149	(12,567)
Reclassification adjustments for net (gains) losses included in net income	—	34	34
Net unrealized gains (losses)	(13,716)	1,183	(12,533)
Tax effect (1)	2,879	(247)	2,632
OCI, net of tax	(10,837)	936	(9,901)
December 31, 2022	(11,205)	679	(10,526)
Unrealized gains (losses) arising during the year	1,424	(1,245)	179
Reclassification adjustments for net (gains) losses included in net income	—	693	693
Net unrealized gains (losses)	1,424	(552)	872
Tax effect (1)	(299)	116	(183)
OCI, net of tax	1,125	(436)	689
December 31, 2023	$(10,080)	$243	$(9,837)

(1) Based on federal income tax rate of 21% for all years presented.

The following table details reclassification adjustments and the related affected line items on our Consolidated Statements of Income for 2023, 2022 and 2021:

Details about Accumulated Other Comprehensive Income components	Amount Reclassified from Accumulated Other Comprehensive Income			Affected Line Item in the Consolidated Statements of Income
	2023	2022	2021
Realized gains (losses) on cash flow hedges	$(693)	$(34)	$(307)	Total interest expense
Net realized losses on available-for-sale securities	—	—	(1)	Net loss on sale of available-for-sale securities
Tax effect (1)	146	7	65	Income tax expense
	$(547)	$(27)	$(243)	Net income

(1) Based on federal income tax rate of 21% for all years presented.

Note 19 - Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values.

Level 1: Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2: Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market. Our Level 2 valuations include government and government-sponsored enterprise debt obligations, including securities issued by the FHLB, FHLMC, FNMA, Federal Farm Credit Bank, securities issued by certain state and political subdivisions, residential mortgage-backed securities, certificates of deposit and collateralized mortgage obligations. Valuations are obtained from a third-party pricing service for these investment securities. Additionally included in Level 2 valuations are loans HFS and certain derivative assets.

Level 3: Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models, yield curves and similar techniques. The determination of fair value requires our judgment or estimation and generally is corroborated by external data, which includes third-party pricing services. Our Level 3 valuations include impaired loans, goodwill, CDI assets, MSR, and OREO.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below. These valuation methodologies were applied to all of our financial assets and financial liabilities carried at fair value and all financial instruments disclosed at fair value. Transfers of assets or liabilities between levels of the fair value hierarchy are recognized at the beginning of the reporting period, when applicable.

In general, fair value is based upon quoted market prices, where available. If quoted market prices are not available, fair value is based upon third-party pricing services when available. Fair value may also be based on internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be required to record financial instruments at fair value. Any such valuation adjustments are applied consistently over time. Our valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values.

While we believe our valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. Furthermore, the fair value amounts may change significantly after the date of our Consolidated Balance Sheets.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

Available-for-Sale Securities: The fair values of AFS debt securities are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

Equity Securities: The fair values of equity securities (Level 1 inputs) are determined by obtaining quoted prices on nationally recognized securities exchanges.

Residential Mortgage Loans Held-for-Sale, at Fair Value: The fair values of residential mortgage loans HFS are based on valuation models which use the market price for similar loans sold in the secondary market. As these prices are derived from market observable inputs, we categorize these loans HFS as Level 2.

Mortgage Servicing Rights: MSR are accounted for under the fair value measurement methodology. MSR are measured at fair value each reporting period and changes in the fair value are recorded to earnings in the period in which the fair value changes occur using a model that calculates the net present value of estimated future cash flows using various assumptions, including prepayment speeds, the discount rate and servicing costs. We classify the MSR subject to recurring fair value measurements as Level 3 valuation.

Derivatives: We utilize various derivative instruments to manage interest rate risk including interest rate caps, interest rate swaps, forward contracts, and interest rate lock commitments. Derivatives are reported at fair value utilizing Level 2 inputs. Substantially all of the derivative instruments held for risk management purposes are traded in over-the-counter markets where quoted market prices are not readily available. We measure fair value using models that use primarily market observable inputs, such as yield curves and option volatilities, and include the value associated with counterparty credit risk. In addition, we obtain third-party valuations. Derivatives are included in other assets or liabilities on our Consolidated Balance Sheets.

A description of the various derivative instruments utilized is as follows:

Interest rate swaps: Interest rate swaps are designated as cash flow hedges which involve the receipt of variable amounts from a counterparty in exchange for making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

Forward contracts: We enter into forward loan sales commitments to sell certain residential mortgage loans which are recorded at fair value based on valuation models. Our expectation of the amount of interest rate lock commitments that will ultimately close is a factor in determining the position. The valuation models utilize the fair value of related residential mortgage loans determined using observable market data.

Interest rate lock commitments: Our interest rate lock commitments are derivative instruments that are recorded at fair value based on valuation models that use the market price for similar loans sold in the secondary market. The interest rate lock commitments are adjusted for expectations of exercise and funding.

Assets measured at fair value on a recurring basis are summarized below as of December 31:

	2023
	Total	Level 1	Level 2	Level 3
Available-for-sale debt securities
U.S. Government and federal agency	$20,964	$12,009	$8,955	$—
State and municipal	19,002	—	19,002	—
Mortgage backed residential	43,131	—	43,131	—
Certificates of deposit	2,582	—	2,582	—
Collateralized mortgage obligations - agencies	19,570	—	19,570	—
Total available-for-sale debt securities	$105,249	$12,009	$93,240	$—
Equity securities	$1,488	$1,488	$—	$—
Mortgage servicing rights	$8,776	$—	$—	$8,776
Residential mortgage loans held-for-sale	$747	$—	$747	$—
Interest rate swaps	$1,065	$—	$1,065	$—
Forward contracts	$1	$—	$1	$—
Interest rate lock commitments	$12	$—	$12	$—

	2022
	Total	Level 1	Level 2	Level 3
Available-for-sale debt securities
U.S. Government and federal agency	$22,387	$12,745	$9,642	$—
State and municipal	20,761	—	20,761	—
Mortgage backed residential	50,112	—	50,112	—
Certificates of deposit	7,133	—	7,133	—
Collateralized mortgage obligations - agencies	22,170	—	22,170	—
Total available-for-sale debt securities	$122,563	$12,745	$109,818	$—
Equity securities	$1,315	$1,315	$—	$—
Mortgage servicing rights	$8,666	$—	$—	$8,666
Residential mortgage loans held-for-sale	$493	$—	$493	$—
Interest rate swaps	$1,903	$—	$1,903	$—
Forward contracts	$10	$—	$10	$—
Interest rate lock commitments	$(2)	$—	$(2)	$—

There were no reclassifications between levels within the fair value hierarchy during the years ended December 31, 2023 or 2022.

The following table provides a reconciliation of MSR measured at fair value using significant unobservable inputs (Level 3) on a recurring basis. Had there been any transfer into or out of Level 3, the amount included in “Transfers into (out of) Level 3” would represent the beginning balance of an item in the period during which it was transferred.

Activity in MSR measured at fair value using Level 3 inputs on a recurring basis consisted of the following for the years ended December 31:

	2023	2022
January 1	$8,666	$7,836
Net change in fair value	110	830
December 31	$8,776	$8,666

The following table presents quantitative information about recurring Level 3 fair value measurements as of December 31:

	2023
				Range
	Fair Value	Valuation Technique	Unobservable Input	Minimum	Maximum	Weighted Average
Mortgage servicing rights	$8,776	Discounted cash flow	Discount rate	11.00%	11.00%	11.00%
			Prepayment speed	6.00%	21.39%	6.42%

	2022
				Range
	Fair Value	Valuation Technique	Unobservable Input	Minimum	Maximum	Weighted Average
Mortgage servicing rights	$8,666	Discounted cash flow	Discount rate	11.25%	11.25%	11.25%
			Prepayment speed	6.00%	18.77%	6.31%

Our MSR valuations were supported by an analysis prepared by an independent third party. The analyses utilized the discounted cash flow valuation method. The unobservable inputs used in the fair value measurement of MSR are discount rate and prepayment speed. Significant changes in these assumptions could result in significant changes to the value of our MSR. Unobservable inputs were weighted by the relative fair value of the instruments.

Financial Instruments Recorded Using Fair Value Option

We elected the fair value option for residential mortgage loans held-for-sale. These loans are intended for sale and we believe that the fair value is the best indicator of the resolution of these loans. Interest income is recorded based on the contractual terms of the note and in accordance with our policy on loans held for investment. None of these loans were 90 days or more past due or in non-accrual status as of December 31, 2023 or 2022. There were no gains or losses attributable to instrument specific credit risk in the years ended December 31, 2023 or 2022.

The aggregate fair value, contractual balance (including accrued interest), and gain or loss was as follows as of December 31:

	2023	2022
Aggregate fair value	$747	$493
Contractual balance	728	486
Gain (loss)	$19	$7

The total amount of gains and losses from changes in fair value included in net income were as follows for the years ended December 31:

	2023	2022	2021
Interest Income	$144	$76	$406
Change in fair value	619	725	483
Total change in value	$763	$801	$889

Assets Measured at Fair Value on a Nonrecurring Basis

Held-to-Maturity Securities: Investment securities classified as HTM are recorded at fair value if the value is below amortized cost and we have determined no allowance for credit losses is deemed necessary as none of the securities were determined to have an unrealized loss that is the result of a credit impairment. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are generally measured using independent pricing models or other model-based valuation techniques that include market inputs, such as benchmark yields, reported trades, broker dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data and industry and economic events. At December 31, 2023 and 2022, no HTM securities were impaired. No credit loss expense was recognized on HTM securities in 2023, 2022, or 2021.

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for credit losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

Goodwill: Goodwill is subject to impairment testing on at least an annual basis. The assessment of goodwill for impairment requires a significant degree of judgment. In the event the assessment indicates that it is more-likely-than-not that the fair value is less than the carrying value, the asset is considered impaired and recorded at fair value. Goodwill that is impaired and subject to nonrecurring fair value measurements is a Level 3 valuation. At December 31, 2023 and 2022, no goodwill was impaired. No impairment was recognized in 2023, 2022, or 2021.

Core Deposit Intangible: The CDI is recorded at fair value when initially recorded. Subsequently, CDI assets are amortized primarily on an accelerated basis over a 7 year period and are subject to impairment testing whenever events or changes in circumstances indicate that the carrying amount exceeds the fair value of the asset. If CDI asset impairment is identified, we classify impaired CDI assets subject to nonrecurring fair value measurements as Level 3 valuations. At December 31, 2023 and 2022, no CDI assets were impaired. There was no impairment identified for CDI assets in 2023, 2022, or 2021.

Other Real Estate Owned: Nonrecurring adjustments to certain commercial and residential real estate properties classified as OREO are measured at the lower of carrying amount or fair value, less costs to sell. Fair values are generally based on third-party appraisals of the property. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available, which results in a Level 3 classification. In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized.

Certain assets may be required to be measured at fair value on a nonrecurring basis. The carrying value of these assets represent end of period values, which approximate the fair value measurements that occurred on the various measurement dates during the period. For assets measured at fair value on a nonrecurring basis, quantitative disclosures about fair value measurements for each major category of assets follow as of December 31:

	2023
	Total	Level 1	Level 2	Level 3
Other real estate owned	$597	$—	$—	$597

	2022
	Total	Level 1	Level 2	Level 3
Impaired loans	$176	$—	$—	$176
Other real estate owned	$293	$—	$—	$293

Qualitative information about Level 3 fair value instruments is as follows as of December 31:

	2023
	Fair Value	Valuation Technique	Unobservable Input	Weighted Average
Other real estate owned	$597	Appraisal Value - Real Estate	Discount Applied to Appraisal	10.00%

	2022
	Fair Value	Valuation Technique	Unobservable Input	Weighted Average
Impaired loans	$34	Discounted Cash Flows	Discount Rate	7.75%
Impaired loans	$142	Appraisal Value - Real Estate	Discount Applied to Appraisal	27.00%
Other real estate owned	$293	Appraisal Value - Real Estate	Discount Applied to Appraisal	10.00%

There were no liabilities recorded at fair value on a nonrecurring basis as of December 31, 2023 or 2022.

Disclosures About Fair Value of Financial Instruments

GAAP requires disclosures about the estimated fair value of our financial instruments, including those financial assets and liabilities that are not measured and reported at fair value on a recurring or nonrecurring basis. We utilized the fair value hierarchy in computing the fair values of our financial instruments. In cases where quoted market prices were not available, we employed the exit-price notion, using unobservable inputs requiring our judgment to estimate the fair values of our financial instruments, which are considered Level 3 valuations. These Level 3 valuations are affected by the assumptions made and, accordingly, are not necessarily indicative of amounts that would be realized in a current market exchange. It is also our general practice and intent to hold the majority of our financial instruments until maturity and, therefore, we do not expect to realize the estimated amounts disclosed.

A summary of carrying amounts and estimated fair values of our financial instruments not recorded at fair value in their entirety on a recurring basis on our Consolidated Balance Sheets are disclosed in the table below as of December 31:

		2023		2022
	Level in Fair Value Measurement Hierarchy	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Held-to-maturity securities	Level 2	$878	$868	$1,171	$1,146
Net loans (including impaired loans)	Level 3	$1,458,071	$1,387,580	$1,423,166	$1,379,900
Liabilities
Time deposits	Level 2	$295,142	$297,003	$173,348	$173,787
Federal Home Loan Bank borrowings	Level 2	$180,000	$177,754	$202,000	$199,977
Subordinated debentures	Level 2	$14,000	$14,000	$14,000	$14,000
Other borrowings	Level 2	$4,500	$4,500	$6,350	$6,350

There were no reclassifications between Level 1, Level 2 or Level 3 during 2023 or 2022.

The short-term nature of certain assets and liabilities result in their carrying value approximating fair value. These include cash and cash equivalents, FHLB stock, non-marketable equity securities, accrued interest receivable, COLI, deposits without defined maturities, federal funds purchased and sold, and accrued interest payable.

Note 20 - Derivatives

Risk Management Objective of Using Derivatives

We are exposed to certain risk arising from both our business operations and economic conditions. We principally manage our exposures to a wide variety of business and operational risks through management of our core business activities. We manage economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of our assets and liabilities and the use of derivative financial instruments. Specifically, we enter into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. Our derivative financial instruments are used to manage differences in the amount, timing, and duration of our known or expected cash receipts and our known or expected cash payments principally related to our mortgage loans, investments and borrowings.

Cash Flow Hedges of Interest Rate Risk

Our objectives in using interest rate derivatives are to add stability to interest expense and to manage our exposure to interest rate movements. To accomplish this objective, we primarily uses interest rate swaps and caps as part of our interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.  Interest rate caps designated as cash flow hedges involve the receipt of variable amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium. During 2023, 2022, or 2021, such derivatives were used to hedge the variable cash flows associated with existing variable-rate borrowings and forecasted issuances of borrowings.

For derivatives designated and that qualify as cash flow hedges of interest rate risk, the gain or loss on the derivative is recorded in AOCI and subsequently reclassified into interest expense in the same period(s) during which the hedged transaction affects earnings. Amounts reported in AOCI related to derivatives will be reclassified to interest expense as interest payments are made on our variable-rate debt.

Fair Value Hedges of Interest Rate Risk

We are exposed to changes in the fair value of certain of our fixed-rate assets due to changes in benchmark interest rates. We use interest rate swaps to manage our exposure to changes in fair value on these instruments attributable to changes in the designated benchmark interest rate, LIBOR. Interest rate swaps designated as fair value hedges involve the payments of fixed-rate amounts to a counterparty in exchange for receiving variable-rate payments over the life of the agreements without the exchange of the underlying notional amount.

For derivatives designated and that qualify as fair value hedges, the gain or loss on the derivative as well as the offsetting loss or gain on the hedged item attributable to the hedged risk are recognized in interest income.

The following table presents the carrying amounts of the hedged items accounted for as fair value hedges as of December 31:

	Carrying Amount of the Hedged Assets		Cumulative Amount of Fair Value Hedging Adjustment Included in the Carrying Amount of the Hedged Assets
Line Item in the Consolidated Balance Sheets in Which the Hedged Item is Included	2023	2022	2023	2022
Loans	$19,612	$20,004	$(710)	$(1,002)

The table below presents the fair value of our derivative financial instruments as well as the classification on our Consolidated Balance Sheets as of December 31:

		2023		2022
Derivatives Designated as Hedging Instruments	Location	Notional Amount	Fair Value	Notional Amount	Fair Value
Interest rate derivatives	Other Liabilities	$30,322	$1,065	$41,005	$1,903

The table below presents the effect of cash flow hedge accounting on AOCI for the years ended December:

	Amount of Gain (Loss) Recognized in Other Comprehensive Income on Derivative			Location of Gain (Loss) Reclassified from Accumulated Other Comprehensive Income into Earnings	Amount of Gain (Loss) Reclassified from Accumulated Other Comprehensive Income into Earnings
	2023	2022	2021		2023	2022	2021
Interest rate derivatives	$(552)	$1,183	$663	Interest Expense	$(693)	$(34)	$(307)

During the next twelve months, we estimate that an additional $307 will be reclassified as a reduction in interest expense.

The table below presents the effect of our derivative financial instruments on the for the years ended December 31:

	2023		2022		2021
	Interest Income	Interest Expense	Interest Income	Interest Expense	Interest Income	Interest Expense
Total amount of income and expense line items presented in the Consolidated Statements of Income in which the effects of fair value or cash flow hedges are recorded	$1	$(693)	$(267)	$(34)	$(474)	$(307)
The effects of fair value and cash flow hedging:
Gain (loss) on fair value hedging relationship
Interest contracts
Hedged items	$292	$—	$(2,777)	$—	$(1,436)	$—
Derivatives designated as hedging instruments (1)	$(291)	$—	$2,510	$—	$962	$—
Gain (loss) on cash flow hedging relationship
Interest contracts
Amount of gain (loss) reclassified from accumulated other comprehensive income into earnings	$—	$(693)	$—	$(34)	$—	$(307)

(1)	Amounts include changes in fair value as well as net settlement on the derivatives.

Amount of gain (loss) reclassified from accumulated other comprehensive income into earnings as a result that a forecasted transaction is no longer probable of occurring.

The tables below present a gross presentation, the effects of offsetting, and a net presentation of our derivatives as of December 31, 2023 and 2022. The net amounts of derivative assets or liabilities can be reconciled to the tabular disclosure of fair value. The tabular disclosure of fair value, Note 19, provides the location that derivative assets and liabilities are presented:

Offsetting of Derivative Liabilities as of December 31, 2023
				Gross Amounts Not Offset in the Consolidated Balance Sheets
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts of Liabilities presented in the Consolidated Balance Sheets	Financial Instruments	Cash Collateral Received (Posted)	Net Amount
Interest rate derivatives	$1,065	$—	$1,065	$—	$5,555	$(4,490)

Offsetting of Derivative Liabilities as of December 31, 2022
				Gross Amounts Not Offset in the Consolidated Balance Sheets
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts of Liabilities presented in the Consolidated Balance Sheets	Financial Instruments	Cash Collateral Received (Posted)	Net Amount
Interest rate derivatives	$1,903	$—	$1,903	$—	$5,280	$(3,377)

Mortgage Banking Derivatives

The following table summarizes the net gains (losses) relating to free-standing derivative instruments used for risk management for the years ended December 31:

Instrument	Location	2023	2022
Mandatory forward contracts	Other noninterest income	$(9)	$(24)
Interest rate lock commitments	Net gain on sales of residential mortgage loans	$14	$(112)

The following table reflects the amount and fair value of mortgage banking derivatives included on our Consolidated Balance Sheets as of December 31:

	2023		2022
	Notional	Fair	Notional	Fair
	Amount	Value	Amount	Value
Included in other assets:
Mandatory forward contracts	$428	$4	$1,486	$11
Interest rate lock commitments	300	12	225	2
Total included in other assets	$728	$16	$1,711	$13

Included in other liabilities:
Mandatory forward contracts	$1,231	$3	$187	$1
Interest rate lock commitments	138	—	715	4
Total included in other liabilities	$1,369	$3	$902	$5

Credit-risk-related Contingent Features

We have agreements with each of our derivative counterparties that contain a provision where if we either default, or are capable of being declared in default, on any of our indebtedness, then we could also be declared in default on our derivative obligations.

The fair value of derivatives in a net liability position, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements as of December 31, 2023 and 2022 was $1,065 and $1,903, respectively. As of December 31, 2023 and 2022, we had minimum collateral posting thresholds with certain of our derivative counterparties and had posted collateral of $5,555 and $5,280, respectively, in cash collateral on deposit with counterparties. If we had breached any of these provisions, we could have been required to settle our obligations under the agreements at their termination value at December 31, 2023 and 2022 of $1,065 and $1,903, respectively.

Note 21 - Related Party Transactions

In the ordinary course of business, we extend loans to our principal officers, directors and affiliates. Such activity consisted of the following amounts for the years ended December 31:

	2023	2022
January 1	$6,530	$6,202
New loans	362	964
Repayments	(718)	(636)
December 31	$6,174	$6,530

Deposits from our principal officers, directors and affiliates as of December 31, 2023 and 2022 were $5,397 and $7,111, respectively.

Rent expense related to buildings leased from entities which are controlled by or affiliated with certain directors was as follows for the years ended December 31:

	2023	2022	2021
Rent payments to principal officers, directors, and affiliates	$52	$49	$47

Note 22 - Common Stock Purchase and Stock Based Compensation Plans

Director and Employee Stock Purchase Plan

The Director and Employee Stock Purchase Plan permits directors and employees to purchase shares of common stock made available for purchase under the plan at the average fair value of the shares over the most recent five days prior to the issuance date. Additionally, the plan allows directors to elect to receive shares of common stock in full or partial payment of the director’s retainer fees and meeting attendance fees. The number of shares is determined by dividing the dollar amount of fees to be paid in shares by the fair value of the stock on the first business day prior to the payment date. There were 9,901, 9,670 and 11,491 shares issued under the Director and Employee Stock Purchase Plan in 2023, 2022 and 2021, respectively.

Dividend Reinvestment Plan

The Automatic DRIP permits enrolled shareholders to automatically use dividends paid on common stock to purchase additional shares of our common stock at its fair value on the investment date. Any shareholder who is the beneficial or record owner of not more than 9.9% of the issued and outstanding shares of our common stock is eligible to participate in the plan. The total shares issuable under the DRIP are 400,000 as of December 31, 2023. There were 12,910, 10,823 and 11,036 shares issued under the DRIP in 2023, 2022 and 2021, respectively.

Stock Compensation Plan

We adopted a Stock Compensation Plan in 2017 to provide for discretionary grants of restricted stock, stock options, or stock appreciation rights to certain executives. The plan’s purpose is to enhance shareholder value by helping attract, and retain, the services of executives, upon whose judgment, initiative and efforts that we are substantially dependent, and to provide those persons with further incentives to enhance shareholder value. The plan is also established with the objective of encouraging common stock ownership by such executives and aligning their interests with those of stockholders. In the years ended December 31, 2023, 2022 and 2021, we issued grants of restricted stock. Under the plan, the shares partially vest at 20% each year, until fully vested at the end of five years. During the five year vesting period, the participants receive dividends or dividend equivalent compensation on the shares. The total shares issuable under the plan are 250,000 as of December 31, 2023.

A summary of changes in the nonvested shares is as follows:

	2023		2022		2021
	Shares	Weighted-Average Grant-Date Fair Value	Shares	Weighted-Average Grant-Date Fair Value	Shares	Weighted-Average Grant-Date Fair Value
January 1	23,550	$25.18	20,014	$23.05	13,910	$22.43
Granted	8,871	23.00	9,245	28.23	9,827	23.51
Vested	(7,313)	23.93	(5,456)	22.54	(3,492)	21.93
Forfeited	(536)	22.39	(253)	27.67	(231)	21.92
December 31	24,572	$24.83	23,550	$25.18	20,014	$23.05

As of December 31, 2023, 2022 and 2021, there was $610, $593 and $462, respectively, of total unrecognized compensation cost related to nonvested shares under the plan. The cost is expected to be recognized over a weighted average period of five years from grant date.

The total grant date fair value of shares vested in 2023, 2022, and 2021 was $175, $123 and $76, respectively.

Note 23 - Operating Segments

Our reportable segments are based on legal entities that account for at least 10% of net operating results. The operations of the Bank as of December 31, 2023, 2022 and 2021 represent approximately 90% or more of our consolidated total assets and operating results. As such, no additional segment reporting is presented.

Note 24 - Parent Company Only Financial Information

Condensed Balance Sheets

	December 31
	2023	2022
ASSETS
Cash on deposit at the Bank	$880	$267
Equity securities	596	436
Investment in subsidiaries	155,208	142,322
Equity investment in nonbank subsidiary	434	434
Other assets	678	3,571
Total assets	$157,796	$147,030

LIABILITIES AND SHAREHOLDERS’ EQUITY
Subordinated debentures	$14,434	$14,434
Other borrowings	4,500	6,350
Interest payable	94	94
Other liabilities	66	65
Total liabilities	19,094	20,943
Shareholders’ equity	138,702	126,087
Total liabilities and shareholders’ equity	$157,796	$147,030

Condensed Statements of Income and Comprehensive Income

	Year Ended December 31
	2023	2022	2021
Income
Dividends from subsidiaries	$3,250	$—	$20,000
Other	2	—	—
Total income	3,252	—	20,000
Expenses
Interest	1,638	838	429
Merger related	—	—	289
Management fees	202	202	184
Director fees	271	224	177
Outside service	622	188	15
Other	304	195	199
Total expenses	3,037	1,647	1,293
Income (loss) before federal income taxes benefit	215	(1,647)	18,707
Federal income taxes benefit	(637)	(346)	(240)
Net income (loss) before equity in undistributed earnings of subsidiary	852	(1,301)	18,947
Undistributed (loss) earnings of subsidiaries	13,777	16,234	(2,368)
Net income	$14,629	$14,933	$16,579
Comprehensive income	$15,318	$5,032	$15,208

Condensed Statements of Cash Flows

	Year Ended December 31
	2023	2022	2021
Cash flows from operating activities
Net income	$14,629	$14,933	$16,579
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Equity in undistributed earnings of subsidiaries	(13,777)	(16,234)	2,368
Common shares vested under stock grant plan	175	123	76
Common shares forfeited under stock grant plan	(12)	(7)	(5)
Net change in other assets and other liabilities	2,894	(554)	27
Net cash provided by (used in) operating activities	3,909	(1,739)	19,045
Cash flows from investing activities
Purchases of equity investments	(160)	(175)	(174)
Net cash paid in business combinations	—	—	(15,500)
Net cash used in investing activities	(160)	(175)	(15,674)
Cash flows from financing activities
Net proceeds from common stock issuance	498	523	558
Cash dividends paid on common stock	(1,784)	(1,603)	(1,490)
Net advances on line of credit	(1,850)	5,350	1,000
Common stock repurchase	—	(2,436)	(6,061)
Net cash provided by (used in) financing activities	(3,136)	1,834	(5,993)
Net change in cash and cash equivalents	613	(80)	(2,622)
Cash and cash equivalents, beginning of year	267	347	2,969
Cash and cash equivalents, end of year	$880	$267	$347

Note 25 - Contingencies

Litigation

We are party to litigation arising during the normal course of business. In our opinion, based on consultation with legal counsel, the resolution of such litigation is not expected to have a material effect on our consolidated financial statements.

Environmental Matters

As a result of acquiring real estate from foreclosure proceedings, we are subject to potential claims and possible legal proceedings involving environmental matters. No such claims have been asserted as of December 31, 2023.